UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No._______)

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Filed by a Party other than the Registrant [ ]

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[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under §240.14a-12

NELNET, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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121 SOUTH 13TH STREET, SUITE 100	p 402.458.2370
LINCOLN, NE 68508	www.nelnet.com

April 8, 2021

Dear Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to Nelnet, Inc.'s Annual Shareholders' Meeting to be held on Thursday, May 20, 2021 at 8:30 a.m. Central Time at the Hudl Building, 600 P Street, Suite 100, Lincoln, Nebraska. Due to ongoing public health concerns regarding the COVID-19 pandemic and to support the health and well-being of our shareholders, we are again offering a hybrid virtual meeting format whereby shareholders may attend, participate in, and vote at the Annual Meeting online at http://www.virtualshareholdermeeting.com/NNI2021, and we encourage shareholders to attend and participate in the Annual Meeting virtually, rather than in person. The notice of the meeting and proxy statement on the following pages contain information about the meeting.

Your participation in the Annual Meeting is important. We hope that you will be able to attend the meeting virtually and encourage you to read our annual report and proxy statement. At the meeting, members of the Company's management team will discuss the Company's results of operations and business plans and will be available to answer your questions. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience.

Thank you for your support of Nelnet, Inc.

Sincerely,
Michael S. Dunlap
Executive Chairman of the Board of Directors

Nelnet, Inc.
121 South 13th Street, Suite 100, Lincoln, Nebraska 68508

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 8, 2021

TIME AND DATE	8:30 a.m., Central Time, on Thursday, May 20, 2021

PLACE	Hudl Building
600 P Street, Suite 100
Lincoln, Nebraska 68508

Due to ongoing public health concerns regarding the COVID-19 pandemic and to support the health and well-being of our shareholders, we are again offering a hybrid virtual meeting format whereby shareholders may attend, participate in, and vote at the meeting online at http://www.virtualshareholdermeeting.com/NNI2021, and we encourage shareholders to attend and participate in the meeting virtually, rather than in person.

ITEMS OF BUSINESS	(1) To elect three Class I directors nominated by the Board of Directors to serve for three-year terms until the 2024 Annual Meeting of Shareholders
(2) To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2021
(3) To conduct an advisory vote to approve the Company's executive compensation
(4) To transact such other business as may be properly introduced

RECORD DATE	You can vote if you were a shareholder as of the close of business on March 29, 2021

OTHER INFORMATION	The Letter to Shareholders from the Chief Executive Officer and our 2020 Annual Report on Form 10-K, which are not part of the proxy soliciting materials, are enclosed.

PROXY VOTING
The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted. Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials. Whether or not you plan to attend the meeting, we ask you to vote over the Internet as described in those materials as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date, and return the proxy/voting instruction card in the envelope provided. The Board of Directors encourages you to attend the meeting virtually due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of the Company's shareholders. If you attend the meeting virtually or in person, you may vote by proxy or you may revoke your proxy and cast your vote virtually or in person, respectively. We recommend you vote by proxy even if you plan to attend the meeting.

By Order of the Board of Directors,
William J. Munn
Corporate Secretary
Nelnet, Inc.

NELNET, INC.
2021 PROXY STATEMENT

Nelnet, Inc.
121 South 13th Street
Suite 100
Lincoln, Nebraska 68508

PROXY STATEMENT

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nelnet, Inc. (the “Company”) for the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 20, 2021, at 8:30 a.m., Central Time, at the Hudl Building, 600 P Street, Suite 100, Lincoln, Nebraska 68508. The Annual Meeting will be held for the purposes set forth in the notice of such Annual Meeting on the cover page hereof.

Due to ongoing public health concerns regarding the COVID-19 pandemic and to support the health and well-being of our shareholders, we are again offering a hybrid virtual meeting format whereby shareholders may attend, participate in, and vote at the Annual Meeting online at http://www.virtualshareholdermeeting.com/NNI2021, and we encourage shareholders to attend and participate in the Annual Meeting virtually, rather than in person.

Important Notice Regarding the Availability of Proxy Materials for the
2021 Annual Meeting of Shareholders to be held on May 20, 2021

Our notice of annual meeting and proxy statement, 2020 annual report on Form 10-K, letter to shareholders, electronic proxy card, and other annual meeting materials are available on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to shareholders on or about April 8, 2021. At that time, we also will begin mailing paper copies of our proxy materials to shareholders who requested them. Additional information on how these materials will be distributed is provided below.

Under U.S. Securities and Exchange Commission (the “SEC”) rules, we are allowed to mail a notice to our shareholders informing them that our proxy statement, annual report on Form 10-K, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. Shareholders may then access these materials and vote their shares over the Internet, or request delivery of a full set of proxy materials by mail or email. These rules give us the opportunity to serve shareholders more efficiently by making the proxy materials available online and reducing the environmental impact and costs associated with printing and physical delivery. We are utilizing this process for the 2021 Annual Meeting. We intend to begin mailing the required notice, called the Notice of Internet Availability of Proxy Materials (the "Notice"), to shareholders on or about April 8, 2021. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.
The Notice contains important information, including:
•The date, time, and location of the Annual Meeting, and information regarding virtual participation in the Annual Meeting online
•A brief description of the matters to be voted on at the meeting
•A list of the proxy materials available for viewing at www.proxyvote.com and the control number you will need to use to access the site
•Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials if that is your preference

You may vote online at the Annual Meeting through the virtual meeting process, in person at the Annual Meeting, or you may vote by proxy. To obtain directions to attend the Annual Meeting and vote in person, please call 402-458-3038. To support the health and well-being of our shareholders in view of the COVID-19 pandemic, we may take precautionary measures with respect to attendance in person at the Annual Meeting, including measures under public heath protocols. Giving the Board of Directors your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is registered directly, you may refer to voting instructions contained in this proxy statement and in the Notice. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker, or other nominee, referred to as being held in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone, and Internet voting, availability and specific procedures will depend on their voting arrangements.

Your vote is important. For this reason, the Board of Directors is requesting that you permit your common stock to be voted by proxy at the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

VOTING

Who Can Vote

You may vote if you owned Nelnet, Inc. Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, as of the close of business on March 29, 2021 (the “record date”). At the close of business on March 29, 2021, 27,368,703 and 11,154,171 shares of the Company's Class A and Class B common stock, respectively, were outstanding and eligible to vote. The Class A common stock is listed on the New York Stock Exchange under the symbol “NNI.” The Class B common stock is not listed on any exchange or market. At the Annual Meeting, each Class A and Class B shareholder will be entitled to one vote and 10 votes, respectively, in person or by proxy, for each share of Class A and Class B common stock, respectively, owned of record as of the record date. The stock transfer books of the Company will not be closed. The Secretary of the Company will make a complete record of the shareholders entitled to vote at the Annual Meeting available for inspection by any shareholder beginning two business days after the Notice of the Annual Meeting is given and continuing through the Annual Meeting, at the Company's headquarters in Lincoln, Nebraska at any time during regular business hours. Any shareholder who would like to inspect such records should call Investor Relations at 402-458-3038 to request access and schedule an appointment. Such records will also be available for inspection at the Annual Meeting, and will also be available for review by shareholders during the Annual Meeting through the virtual meeting website.

As a matter of policy, the Company keeps private all proxies, ballots, and voting tabulations that identify individual shareholders. Such documents are available for examination only by certain representatives associated with processing proxy voting instructions and tabulating the vote. No vote of any shareholder is disclosed, except as may be necessary to meet legal requirements.

How You Vote

You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice, this proxy statement, and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.
•If you are a registered shareholder, there are three ways to vote your shares before the meeting:

    By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 19, 2021 for shares held directly, and by 11:59 p.m. EDT on May 17, 2021 for shares held in the Nelnet Inc. Employee Share Purchase Plan. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

    By mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. There is no charge for requesting a paper copy of the materials. To be valid, proxy cards must be received before the start of the Annual Meeting. If you want to receive a paper or e-mail copy of the proxy materials, please choose one of the following methods to make your request:

•By internet:    www.proxyvote.com
•By telephone:    1-800-579-1639
•By e-mail*:    sendmaterial@proxyvote.com

*    If requesting materials by e-mail, please send a blank e-mail with your 16-Digit Control Number in the subject line.

By telephone (1-800-690-6903): Use any touch-tone phone to transmit your voting instructions until 11:59 p.m. EDT on May 19, 2021 for shares held directly, and by 11:59 p.m. EDT on May 17, 2021 for shares held in the Nelnet Inc. Employee Share Purchase Plan. Have your proxy card with you when you call and follow the instructions.

•If your shares are held in street name, your broker, bank, or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or e-mail copy of our proxy materials. If you receive these materials in paper form, the materials will include a voting instruction card so you can instruct your broker, bank, or other holder of record how to vote your shares.

You may vote your shares by attending the Annual Meeting through the virtual meeting process or in person. If you are a registered shareholder, you can vote at the meeting any shares that were registered in your name as the shareholder of record as of the record date. If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend in person and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank, or other holder of record and bring it with you to the meeting along with proof of identification.
If you plan to vote your shares in person at the Annual Meeting, please pick up a ballot at the registration table upon your arrival. You may then submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the final vote at the meeting.
Even if you plan to attend the Annual Meeting through the virtual meeting process or in person, we encourage you to vote your shares by proxy.
Description of Virtual Meeting Process

Shareholders are encouraged to attend and participate in the Annual Meeting via the Internet through the virtual meeting process, and may do so by visiting http://www.virtualshareholdermeeting.com/NNI2021. The Annual Meeting will begin promptly at 8:30 a.m. Central Time on May 20, 2021 and online check-in will begin at 8:15 a.m. Central Time. Please allow ample time for the online check-in procedures. Interested persons who were not shareholders as of the close of business on the record date may listen, but not participate, in the Annual Meeting via http://www.virtualshareholdermeeting.com/NNI2021. In order to attend, participate in, and vote at the Annual Meeting through the virtual meeting process, registered shareholders will need to use their 16-digit control number received with their proxy card or Notice to log into http://www.virtualshareholdermeeting.com/NNI2021 and follow the provided instructions. Holders of shares in street name who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s web site and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. Shareholders who wish to submit a question may do so during the Annual Meeting through http://www.virtualshareholdermeeting.com/NNI2021.

We have structured our hybrid virtual annual meeting to provide shareholders who attend virtually with the same rights as those shareholders who attend the meeting in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. The hybrid virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should ensure they can hear streaming audio prior to the start of the meeting. If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 8:00 a.m. Central Time and until the end of the meeting.

If you wish to virtually submit a question during the meeting, type your question into the "Submit a question" field, and click "Submit." Questions may be submitted beginning at 8:30 a.m. Central Time. Questions relevant to meeting matters will be answered during the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

What Items Require Your Vote
There are three proposals that will be presented for your consideration at the meeting:
•Electing the three Class I director nominees named in this proxy statement to the Board of Directors for three-year terms
•Ratifying the appointment of KPMG LLP as the Company's independent registered public accounting firm (“independent auditor”) for 2021
•Approving on an advisory basis the Company's executive compensation
Each of the proposals have been submitted on behalf of the Company's Board of Directors.

How You Can Change Your Vote
If you are a registered shareholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:
•Sending a written notice of revocation to our Corporate Secretary at 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508 (the notification must be received by the close of business on May 19, 2021)
•Voting again by Internet prior to 11:59 p.m. EDT on May 19, 2021 for shares held directly, and by 11:59 p.m. EDT on May 17, 2021 for shares held in the Nelnet Inc. Employee Share Purchase Plan (only the latest vote you submit will be counted)
•Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting)
If your shares are held in street name, you should contact your broker, bank, or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.
If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written or virtual ballot before the final vote at the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy.
Quorum Needed To Hold the Meeting

In order to conduct the Annual Meeting, the Company's Articles of Incorporation and Bylaws provide that shares constituting a majority of the voting power of all the shares of the Company's stock entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the Annual Meeting, your shares will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange ("NYSE") rules allow banks, brokers, and other nominees to vote in their discretion the shares held by them for a customer on matters that the NYSE considers to be routine, even though the bank, broker, or nominee has not received voting instructions from the customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from the customer and the bank, broker, or other nominee cannot vote the shares because the matter is not considered to be routine under NYSE rules.

Under NYSE rules, the election of directors and the advisory vote to approve executive compensation will not be considered to be “routine” matters, and banks, brokers, and other nominees who are members of the NYSE will not be permitted to vote shares held by them for a customer on these matters without instructions from the beneficial owner of the shares.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and submit a valid proxy without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. If you hold your shares in your name and do not return a valid proxy and do not vote through the virtual meeting process for the Annual Meeting or in person at the Annual Meeting, your shares will not be voted. If you hold your shares in the name of a bank, broker, or other nominee, and you do not give that nominee instructions on how you want your shares to be voted, the nominee has the authority to vote your shares in the nominee’s discretion on the ratification of the appointment of KPMG LLP as independent auditor. However, as discussed above, the nominee will not be permitted to vote your shares without your instructions on the election of directors or on the advisory vote to approve executive compensation.

Giving the Board your proxy also means that you authorize their representatives to vote in their discretion on any other matter that may be properly presented at the Annual Meeting. As of the date of this proxy statement, the Company does not know of any other matters to be presented at the Annual Meeting.

What Vote is Needed

Our Articles of Incorporation provide that directors are elected by a majority of the votes cast by the shares entitled to vote at the Annual Meeting. Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed above), they will not be counted as votes cast in the election of directors and thus will not have the effect of votes for or against any director.

With respect to Proposal 1 (the election of the Class I directors), shareholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the Nebraska Model Business Corporation Act. That is, shareholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many or as few nominees as they may desire. If a shareholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. Cumulative voting is not available for internet voting, including online voting through the virtual meeting process.

The Nebraska Model Business Corporation Act and our Bylaws provide that a majority of votes cast at the meeting is required to approve Proposals 2 and 3 (ratifying the appointment of KPMG LLP and approving on an advisory basis the Company's executive compensation, respectively). Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed above), they will not be counted as votes cast with respect to Proposals 2 and 3 and thus will not have the effect of votes for or against Proposals 2 and 3.

In accordance with the provisions of our Articles of Incorporation, the Class A common stock and Class B common stock will vote as a single class on each of Proposals 1, 2 and 3.

Voting Recommendations
The Company's Board of Directors recommends that you vote:
•“FOR” the election of each of the Class I director nominees to the Board of Directors for a three-year term
•“FOR” the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2021
•“FOR” the approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement
A proxy, when properly executed and not revoked, will be voted in accordance with the authorization and instructions contained therein. Unless a shareholder specifies otherwise, all shares represented will be voted in accordance with the recommendations of the Company's Board of Directors.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a current report on Form 8-K to be filed within four business days after the Annual Meeting date.

Cost of This Proxy Solicitation

The Company will pay the cost of soliciting proxies, including the preparation, assembly, and furnishing of proxy solicitation and other required annual meeting materials. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for furnishing proxy solicitation and other required annual meeting materials to beneficial owners of the Company's stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company’s Board of Directors consists of nine directors who are divided into three classes, designated as Class I, Class II, and Class III. In accordance with the Company’s Articles of Incorporation, the number of directors constituting the entire Board is fixed exclusively by the Board from time to time. The classes of directors serve for staggered three-year terms, with their current terms ending at the annual meeting of shareholders in the following years: Class I directors - 2021; Class II directors - 2022; and Class III directors - 2023.

Shareholders are asked to elect three Class I directors to serve on the Board of Directors for a three-year term ending at the 2024 annual meeting of shareholders. The nominees for these Class I directorships are Michael S. Dunlap, Preeta D. Bansal, and JoAnn M. Martin. Each nominee is currently serving on the Board as a Class I director. Mr. Dunlap was most recently elected to the Board by the shareholders at the 2018 annual meeting of shareholders. Mses. Bansal and Martin were appointed by the Board as Class I members on November 8, 2018, and March 23, 2020, respectively, upon the recommendation of the Board's Nominating and Corporate Governance Committee, for a term expiring at the Company's 2021 annual meeting of shareholders. Ms. Martin was initially appointed to the Board as a Class III member on March 19, 2020, prior to a rebalancing of the distribution of the directors among the classes on March 23, 2020. In making these nominations, the Board and the Nominating and Corporate Governance Committee considered each nominee’s specific experience, qualifications, and skills as described below.

Upon the recommendation of the Board's Nominating and Corporate Governance Committee, the Board has nominated each of the Class I director nominees named below to serve on the Board of Directors as Class I directors.

The Board of Directors recommends that shareholders vote FOR the election of each Class I director nominee (named below) to the Board of Directors.

In the event that before the election any Class I director nominee becomes unable to serve or for good cause unwilling to serve, if elected, the shares represented by proxy will be voted for any substitute nominees designated by the Board, unless the proxy does not indicate that the shares are to be voted for all Class I director nominees, or, if the Board does not designate any substitute nominees, the shares represented by proxy may be voted for a reduced number of nominees. The Board of Directors knows of no reason why any of the persons nominated for election as Class I directors might be unable or unwilling to serve if elected, and each nominee has consented to and expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

The following sets forth certain information about (i) each of the three nominees for election as Class I directors to serve for a three-year term expiring at the 2024 annual meeting of shareholders, and (ii) each of the current Class II and Class III directors whose term of office continues beyond the 2021 Annual Meeting. The information includes, with respect to each such person: (a) their age, (b) the year during which they were first elected a director of the Company, (c) their principal occupation(s) and any other directorships with publicly-held companies (if applicable) during the past five years, and (d) the qualifications of such person that led to the conclusion that such person should serve as a director of the Company.

Class I Director Nominees to Hold Office for a Term Expiring at the 2024 Annual Meeting of Shareholders

Michael S. Dunlap, 57 Director since January 1996	Executive Chairman, Nelnet, Inc.
Nelnet, Inc.
Executive Chairman, January 2014 - present
Chairman, January 1996 - December 2013
Chief Executive Officer, May 2007 - December 2013 and December 2001 - August 2003
Co-Chief Executive Officer, August 2003 - May 2007
Farmers & Merchants Investment Inc. (“F&M”), the parent of Union Bank and Trust Company (“Union Bank”) (F&M and Union Bank are affiliates of the Company)
Chairman, January 2013 - present
Co-President and Director, January 2007 - January 2013

Mr. Dunlap's qualifications include more than 30 years of experience in the areas of banking and financial services, leadership, strategic operations, and management, including as one of our co-founders and our Chairman since the Company's inception, as well as his experience as a member of the boards of directors of numerous other organizations. Mr. Dunlap's knowledge of every part of our business and his intense focus on innovation and excellence are keys to our Board's success.

Preeta D. Bansal, 55 Director since November 2018	Massachusetts Institute of Technology, Lecturer, Senior Advisor, and Visiting Scholar - 2014 - 2019
HSBC Holdings plc, a multinational investment bank and financial services company, Global General Counsel for Litigation and Regulatory Affairs, 2012 - 2013
Office of Management and Budget, Executive Office of the President of the United States, General Counsel and Senior Policy Advisor, 2009 - 2011
Skadden, Arps, Slate, Meagher & Flom LLC, an international law firm, Partner, 2003 - 2009
United States Commission on International Religious Freedom, Commissioner, 2003 - 2009 (Chair, 2004 - 2005)
University of Nebraska College of Law, Visiting Professor, 2001 - 2003
State of New York, Solicitor General, 1999 - 2001

Ms. Bansal's qualifications include over 30 years of experience in corporate and public law, banking, financial services, government, regulation, public policy, and academia as a distinguished lawyer and global business leader. Ms. Bansal provides to the Board of Directors and the Company valuable insight and leadership on various business, compliance, regulatory, and policy issues. Ms. Bansal is a Henry Crown Fellow at the Aspen Institute, a life member of the Council on Foreign Relations, and active with numerous local, national and global organizations. She received the National Organization of Women’s “Woman of Power and Influence Award” in 2006 and was named one of the “50 Most Influential Minority Lawyers in America” by the National Law Journal in 2008.

JoAnn M. Martin, 66 Director since March 2020	Vice Chair, Ameritas Mutual Holding Company and Ameritas Life Insurance Corp.
Ameritas Mutual Holding Company is the parent company and owns Ameritas Holding Company, which owns 100 percent of the stock of Ameritas Life Insurance Corp. These entities offer a wide range of insurance and financial products and services to individuals, families, and businesses.
Vice Chair, Ameritas Mutual Holding Company and Ameritas Life Insurance Corp., January 2020 - present
Chair, Ameritas Life Insurance Corp., August 2008 - January 2020
Chief Executive Officer, Ameritas Mutual Holding Company, 2009 - January 2020
President, Ameritas Mutual Holding Company, January 2009 - April 2017
National Research Corporation ("NRC"), a Lincoln, Nebraska-based publicly traded health care consumer data analytics company.
Director, June 2001 - present

Ms. Martin's qualifications include a financial background as a certified public accountant and as the former Chief Executive Officer of a mutual insurance holding company. She also has past leadership experiences as a director of the Omaha branch of the Federal Reserve Bank of Kansas City and other organizations, including past Chair of the American Council of Life Insurers.

Class II Directors Continuing in Office for a Term Expiring at the 2022 Annual Meeting of Shareholders

James P. Abel, 70 Director since August 2003	Chief Executive Officer, NEBCO, Inc.
NEBCO, Inc., a company with interests in the manufacture of concrete building materials, road construction, insurance, mining, railroading, farming, and real estate.
Chief Executive Officer, 2004 - present
President and Chief Executive Officer, 1983 - 2004
Ameritas Mutual Holding Company is the parent company and owns Ameritas Holding Company, which owns 100 percent of the stock of Ameritas Life Insurance Corp. These entities offer a wide range of insurance and financial products and services to individuals, families, and businesses.
Chairman of the Board of Directors, Ameritas Mutual Holding Company and Ameritas Holding Company, January 2006 - present
Director, Ameritas Life Insurance Corp., July 1993 - present

Mr. Abel's qualifications include his experience on boards of directors of other private companies and his demonstrated executive leadership abilities and management experience as Chief Executive Officer of a complex diversified organization, as well as his knowledge of operations and experience with mergers and acquisitions, all of which give him critical insights into the operational requirements of the Company.

William R. Cintani, 68 Director since May 2012	Chairman and Chief Executive Officer, Mapes Industries
Mapes Industries, a diversified manufacturer of specialty architectural products with distribution across the United States and Canada.
Chairman and Chief Executive Officer, 1993 - present

Mr. Cintani's qualifications include more than 40 years of managing a diverse, nationwide manufacturing business with distribution in all 50 states and Canada. Mr. Cintani's service on numerous civic, philanthropic, and service boards has provided him with a wide array of experience in both corporate governance and operations. His practical knowledge and board experience provide the Company with a resource for all aspects of finance, operations, IT, and strategic planning. In addition, Mr. Cintani served 10 years as a member of the board of directors for certain of the Company's asset-backed securities special purpose corporations.

Kimberly K. Rath, 60 Director since October 2007	Co-Chair, Talent Plus, Inc.
Talent Plus, Inc., a global human resources consulting firm.
Co-Chair, August 2013 - present
President, Talent Plus, Inc., 2016 - 2019
Co-Founder, Talent Plus, Inc., 1989 - present

Ms. Rath's qualifications include over 30 years of experience in the field of human resources, with expertise in executive development, employee engagement, and human capital management. Ms. Rath has over 30 years of experience leading an international executive management consulting and training organization, working with major global companies. Ms. Rath serves as an executive strategic advisor to many leaders across the globe in both private and public sectors.

Class III Directors Continuing in Office for a Term Expiring at the 2023 Annual Meeting of Shareholders

Kathleen A. Farrell, 57 Director since October 2007	Dean and Professor of Finance, College of Business, University of Nebraska-Lincoln
College of Business, University of Nebraska - Lincoln
Dean, December 2017 - present
Professor of Finance, August 2009 - present
Interim Dean, January 2017 - December 2017
Chair, Finance Department, August 2014 - December 2016
Senior Associate Dean of Academic Programs, August 2011 - July 2014
Associate Dean of Academic Programs, August 2010 - August 2011
Associate Professor of Finance, 2001 - July 2009
Assistant Professor of Finance, August 1993 - 2001

Dr. Farrell's qualifications include her expertise in corporate finance, executive turnover, and executive compensation, and her prior experience as an auditor at a national public accounting firm. Dr. Farrell has achieved designation as a Certified Public Accountant (inactive), has almost 30 years of experience teaching university courses in the areas of banking and finance, and has conducted extensive research on these topics. Dr. Farrell has also published articles on these topics in numerous scholarly journals.

David S. Graff, 38 Director since May 2014	Chief Executive Officer, Agile Sports Technologies, Inc. (doing business as Hudl)
Hudl provides online video analysis and coaching tools software for professional, college, high school, club, and youth teams and athletes, and Hudl software is used by more than 180,000 teams and 6 million users around the world, serving more than 40 different sports, including the National Hockey League, National Football League, National Basketball Association, and English Premier League. Hudl has approximately 2,300 employees in 20 countries.
Chief Executive Officer, May 2006 - present

Mr. Graff's qualifications include his experience and expertise in computer science, marketing, and sales. In addition, as co-founder of Hudl, Mr. Graff provides the Board of Directors and the Company significant expertise in business development and innovation. Mr. Graff serves on the Advisory Board for the Jeffrey S. Raikes School of Computer Science and Management at the University of Nebraska. In 2010, Mr. Graff was featured on Inc. Magazine's 30 Under 30 list along with the other Hudl co-founders, and in 2016 was named one of Fast Company's Most Creative People. In addition, Mr. Graff served as a member of the board of directors for certain of the Company's asset-backed securities special purpose corporations.

Thomas E. Henning, 68 Director since August 2003	President and Chief Executive Officer, Assurity Group, Inc. and its subsidiary, Assurity Life Insurance Company
Assurity Group, Inc. and its subsidiary, Assurity Life Insurance Company, which offers a variety of disability income and critical illness protection, life insurance, and annuity products.
President and Chief Executive Officer, 1990 - present
Great Western Bancorp, Inc. ("GWB") and Great Western Bank; GWB is a publicly traded full service regional bank holding company.
Director, August 2015 - present
Federal Home Loan Bank Topeka, a part of the 12-member Federal Home Loan Bank system. The bank serves the states of Oklahoma, Kansas, Nebraska, and Colorado and provides liquidity to member institutions to assist in financing real estate.
Director, March 2007 - October 2015

Mr. Henning's qualifications include over 30 years of experience as President and Chief Executive Officer of a large insurance company, his prior experience as President of a regional bank, his financial expertise, including being a Chartered Financial Analyst, his experience in risk assessment and management, and his vast knowledge and experience in leadership and management. Mr. Henning also completed a comprehensive program of study by the National Association of Corporate Directors ("NACD") and has been named a NACD Fellow.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics for Directors, Officers, and Employees
The Company has a written code of business conduct and ethics that applies to all of the Company's directors, officers, and employees, including the Company's Executive Chairman, Chief Executive Officer, President, Chief Operating Officer, and Chief Financial Officer (who is also the Company's principal accounting officer), and is designed to promote ethical and legal conduct. Among other items, the code addresses the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. This code is available on the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” and is available in print to any shareholder who requests it. Any future amendments to or waivers of the code, to the extent applicable to any executive officer or director, will be posted at this location on the Company's website.

Board Composition and Director Independence

The Board of Directors is composed of a majority of independent directors as defined by the rules of the NYSE. A director does not qualify as an independent director unless the Board has determined, pursuant to applicable legal and regulatory requirements, that such director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The Nominating and Corporate Governance Committee reviews compliance with the definition of “independent” director annually. Mr. Dunlap beneficially owns 82.3% of the combined voting power of the Company's shareholders. Because of his beneficial ownership, Mr. Dunlap can effectively elect each member of the Board of Directors and has the power to defeat or remove each member of the Board of Directors.

The Board has evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors, director nominees, and entities with respect to which they are an executive officer, partner, member, and/or significant shareholder. As part of this evaluation, the Board noted that none of the current directors received any consulting, advisory, or other compensatory fees from the Company, other than those described under "Certain Relationships and Related Transactions" and "Director Compensation Table for Fiscal Year 2020." Based on this independence review and evaluation, and on other facts and circumstances the Board deemed relevant, the Board, in its business judgment, has determined that all of the Company's current directors are independent, with the exception of Mr. Dunlap, who is currently an employee of the Company.

The Company's Nominating and Corporate Governance Committee is responsible for reviewing and approving all new transactions, and any material amendments or modifications to existing transactions, between the Company and related parties, and taking such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate. See “Certain Relationships and Related Transactions.”

Governance Guidelines of the Board
The Board's governance is guided by the Company's Corporate Governance Guidelines. The Board's current guidelines are available on the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” and are available in print to any shareholder who requests them. Among other matters, the guidelines provide for the following:
•A majority of the members of the Board must be independent directors.
•The Board undertakes an annual self-review.
•The Board and each Board Committee has the authority to engage independent or outside counsel, accountants, or other advisors, as it determines to be necessary or appropriate. All related fees and costs of such advisors are paid by the Company.
•Board members have open communication access to all members of management and counsel.
Shareholder Communications with the Board

Directors who are not employees or officers of the Company or any of its subsidiaries ("Non-Employee Directors") meet in executive session, without the presence of management. Mr. Henning currently presides at these executive sessions. Anyone who has a concern about the Company may communicate that concern directly to these Non-Employee Directors. Such communication may be mailed to the Corporate Secretary at Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508 or anonymously submitted via the Company's investor relations website at www.nelnetinvestors.com under "Corporate Governance" - “Anonymous Reporting.” All such communications will be forwarded to the appropriate Non-Employee

Directors for their review. The Non-Employee Directors may take any action deemed appropriate or necessary, including the retention of independent or outside counsel, accountants, or other advisors, with respect to any such communication addressed to them. No adverse action will be taken against any individual making any such communication in good faith to the Non-Employee Directors.

Board Diversity

In considering whether to recommend any candidate for election to the Board, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Nelnet's Corporate Governance Guidelines. These criteria include the candidate's independence, wisdom, integrity, understanding and acceptance of the Company's corporate philosophy, business or professional knowledge and experience, record of accomplishment, and willingness to commit time and energy to the Company. Our Corporate Governance Guidelines also specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Board is committed to a strong and diverse membership and a thorough process to identify those individuals who can best contribute to the Company's continued success. As part of this process, the Nominating and Corporate Governance Committee will continue to take all reasonable steps to identify and consider for Board membership all candidates who satisfy the business needs of the Company at the time of appointment.

The Committee seeks nominees with a broad diversity of experience, professional skills, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

The Board's Role in Risk Oversight
Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company in fostering a culture of risk-aware and risk-adjusted decision-making that allows the Company to avoid adverse financial and operational impacts. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management oversight. In particular, the Risk and Finance Committee assists the Board of Directors in fulfilling its responsibilities with respect to oversight of the Company's enterprise-wide risk management framework and oversight of the Company's strategies relating to capital management, including risks related to the availability/transition of LIBOR as a benchmark rate applicable to significant amounts of the Company's assets and liabilities. The Audit Committee focuses on the integrity of the Company's financial statements, system of internal controls, and policies for risk assessment and risk management. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, compliance, related-party transactions, and public policy issues that affect the Company, and works closely with the Company's legal and policy services groups. The Compliance Committee assists the Board of Directors in fulfilling its responsibility to oversee the Company's Compliance Management Program, which is designed to ensure compliance with consumer protection laws, regulations, and corporate policies. In addition, the Audit Committee and the Risk and Finance Committee oversee various aspects of the Company’s initiatives, procedures, controls, plans, and other measures related to cybersecurity risks, including measures designed to prevent, detect, and respond to cybersecurity threats, with the Board of Directors receiving frequent updates with respect to such measures and related cybersecurity risk management activities. Finally, in setting compensation philosophy and strategy, the People Development and Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with the Company's business strategy.

Board Leadership Structure

Mr. Dunlap serves as Executive Chairman of the Board and Jeffrey R. Noordhoek serves as Chief Executive Officer. While the Board of Directors and management do not believe either a combined Chairman and CEO or separate roles necessarily guarantee better governance or the absence of risk, they believe the Company's current leadership structure is appropriate for our business at this time. The Board believes that its current leadership structure best serves the objectives of the Board's oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders, and the Company's overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company, while leveraging the experience and perspectives of the Executive Chairman. It also allows the Executive Chairman to focus on leadership of the Board in addition to providing management direction on company-wide issues. The Board periodically reviews the leadership structure and may make changes in the future.

In addition, Mr. Henning is currently serving as the independent Lead Director of the Board. The Board believes having a lead independent director is an important governance practice, given that the Executive Chairman is not an independent director under our Corporate Governance Guidelines and applicable rules. Mr. Dunlap, as Executive Chairman, provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with Mr. Henning as the independent Lead Director, Mr. Dunlap sets the Board agendas with Board and management input, facilitates communication among directors, works with Mr. Henning to provide appropriate information flow to the Board, and presides at meetings of the Board of Directors and shareholders. Mr. Henning works with Mr. Dunlap and other Board members to provide strong, independent oversight of the Company's management and affairs. Among other things, Mr. Henning is involved in the development of Board meeting agendas as well as the quality, quantity, and timeliness of information sent to the Board, serves as the principal liaison between Mr. Dunlap and the independent directors, and chairs an executive session of the Non-Employee Directors at most regularly scheduled Board meetings. This structure allows the Company to optimize the roles of Chairman, CEO, and independent Lead Director and follow sound governance practices.

Board Committees

The Board uses committees to assist it in the performance of its duties. During 2020, the standing committees of the Board were the Audit Committee, People Development and Compensation Committee, Compliance Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, and Executive Committee. During 2020, all Board committees, with the exception of the Executive Committee, were composed entirely of independent directors, and each committee other than the Executive Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committees' functions and responsibilities. Each committee charter is posted on the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” - “Governance Documents” and is available in print to any shareholder who requests it. The purposes of each committee and their current members are set forth below.

Audit Committee

The Audit Committee is composed of Ms. Martin, and Messrs. Cintani, Graff, and Henning. The Committee held six meetings in 2020. Each member of the Audit Committee is (1) “independent” in accordance with NYSE and SEC rules and regulations and (2) sufficiently financially literate to enable them to discharge the responsibilities of an Audit Committee member. The Board has determined that all of the members of the Audit Committee have accounting and related financial management expertise which qualifies each of them as an “audit committee financial expert,” as defined in the applicable SEC rules and regulations.

The Audit Committee provides assistance to the Board of Directors in its oversight of the integrity of the Company's financial statements, the Company's system of internal controls, the Company's policy standards and guidelines for risk assessment and risk management, the qualifications and independence of the Company's independent auditor, the performance of the Company's internal and independent auditors, and the Company's compliance with other regulatory and legal requirements. The Audit Committee discusses with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures made under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its filings with the SEC, and recommends to the Board of Directors whether such audited financial statements should be included in the Company's annual report on Form 10-K. The Audit Committee also selects the independent auditors for the next year and presents such selection to the shareholders for ratification.

People Development and Compensation Committee

The People Development and Compensation Committee is composed of Mses. Bansal, Farrell, and Rath, and Mr. Abel. The Committee held four meetings in 2020. The members of the People Development and Compensation Committee are “independent” in accordance with NYSE and SEC rules and regulations. The People Development and Compensation Committee oversees the Company's compensation and benefit policies, succession planning, and leadership and people development. The Company's compensation policies are designed with the goal of maximizing the success of our customers, associates, and shareholder value over the long term. The People Development and Compensation Committee believes this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of the Company's shareholders. The level of compensation is based on numerous factors, including achievement of results and financial objectives established by this Committee and the Board of Directors. See “Executive Compensation.”

Compliance Committee

The Compliance Committee is composed of Mses. Bansal, Farrell, and Martin, and Mr. Cintani. The Committee held four meetings in 2020. The Compliance Committee has principal oversight responsibility with respect to the Company's Compliance Management Program, including approval of applicable corporate policies, ensuring adequate resources are available for training and communications, ensuring the Program is designed to adequately address consumer complaints and other compliance issues, and receiving periodic reporting from management regarding compliance activities.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Mses. Bansal, Farrell, and Rath, and Messrs. Abel and Graff. The Committee held four meetings in 2020. The members of the Nominating and Corporate Governance Committee are “independent” as determined in accordance with NYSE and SEC rules and regulations. The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified nominees to serve on the Company's Board of Directors, identifying members of the Board to serve on each Board committee, overseeing the evaluation by the Board of itself and its committees, identifying individuals to serve as officers of the Company and recommending such individuals to the Board, as well as developing and overseeing the Company's internal corporate governance processes. The Nominating and Corporate Governance Committee reviews related party transactions in accordance with the written policies and procedures adopted by the Board of Directors for the Committee's review of related party transactions, and takes such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate.

The Company's Corporate Governance Guidelines establish criteria for specific qualities and skills to be considered by the Nominating and Corporate Governance Committee as necessary for the Company's directors to possess. These criteria include, among other items, independence, diversity, integrity, understanding the Company's corporate philosophy, valid business or professional knowledge, proven record of accomplishment with excellent organizations, ability to challenge and stimulate management, and willingness to commit time and energy. The Nominating and Corporate Governance Committee has been given the responsibility to take all reasonable steps to identify and evaluate nominees for director and has adopted a policy requiring it to consider written proposals for director nominees received from shareholders of the Company. No such proposals were received during 2020 from a beneficial owner of more than 5% of Nelnet's stock (other than current management). There is no difference in the manner in which the Committee evaluates director nominees based on whether the nominee is recommended by a shareholder. All of the nominees identified in this proxy statement have been recommended by the Committee.

Ms. Bansal and Ms. Martin are current members of the Board standing for election to the Board by the Company’s shareholders for the first time at the 2021 Annual Meeting. Ms. Bansal’s nomination for appointment to the Board in November 2018 was originally recommended by Mr. Dunlap based on Ms. Bansal’s many distinguished accomplishments in business, law, and policy. Ms. Martin’s nomination for appointment to the Board in March 2020 (shortly after her retirement as CEO and Chair of Ameritas) was originally recommended by Mr. Dunlap based on Ms. Martin’s many years of distinguished executive leadership for Ameritas.

When seeking candidates for director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management, shareholders, and others. The Committee has authority under its charter to retain a search firm for this purpose. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

The Company's Bylaws include provisions setting forth the specific conditions under which persons may be nominated by shareholders for election as directors at an annual meeting of shareholders. The provisions include the condition that nominee proposals from shareholders must be in writing and that shareholders comply with the time-frame requirements described under “Other Shareholder Matters - Shareholder Proposals for 2022 Annual Meeting” for shareholder proposals not included in the Company's Proxy Statement. A copy of such provisions is available upon written request to: Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Company's Bylaws are also posted on the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” - “Governance Documents.”

Risk and Finance Committee

The Risk and Finance Committee is composed of Ms. Martin, and Messrs. Cintani, Graff, and Henning. The Committee held four meetings in 2020. The Risk and Finance Committee has principal oversight responsibility with respect to the Company's enterprise-wide risk management framework, including the significant strategies, policies, procedures, and systems used to identify, assess, measure, and manage the major risks facing the Company and oversight of the Company's material financial matters, including capital management, funding strategy, investments, and acquisitions that are material to the Company's business.

Executive Committee

The Executive Committee is composed of Ms. Farrell and Messrs. Dunlap and Henning. The Executive Committee held no formal meetings in 2020. The Executive Committee exercises all of the powers of the full Board in the management of the business and affairs of the Company during the intervals between meetings of the full Board, subject only to limitations as the Board may impose from time to time, or as limited by applicable law.

Meetings of the Board

The Board of Directors held seven meetings in 2020. All directors attended at least 75% of the meetings of the Board and committees on which they serve.

Attendance at Annual Meetings of Shareholders

The Company does not have a policy regarding director attendance at the annual meetings of shareholders. All directors virtually attended the prior year's annual meeting of shareholders.

Director Compensation Overview
The Company’s compensation program for Non-Employee Directors is designed to reasonably compensate Non-Employee Directors for their service on the Board of Directors and its committees, in amounts commensurate with their roles and involvement, and taking into consideration the significant amount of time they devote in fulfilling their duties in view of the Company’s size, complexity, and risks, as well as the experience and skill levels required of members of the Board. The Company intends to compensate its Non-Employee Directors in a manner that attracts and retains high quality Board members, and ensures that their interests are aligned with the shareholders. The People Development and Compensation Committee reviews the compensation program for Non-Employee Directors on an annual basis and makes recommendations regarding the program to the Board.
In addition to the various components of the Company’s compensation program for Non-Employee Directors discussed under the "Director Compensation Elements," “Director Compensation Table for Fiscal Year 2020,” and “Share Ownership Guidelines for Board Members” captions below, the Company has a policy prohibiting members of the Board of Directors from short sales of the Company’s stock, buying or selling call or put options or other derivatives related to the Company’s stock, or engaging in hedging or monetization transactions with respect to any of their direct or indirect interest in the Company’s stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The Company's policy also requires members of the Board who wish to buy or sell the Company’s stock to do so only through Rule 10b5-1 stock trading plans, and limits the use of margin accounts or other pledge arrangements by Board members with respect to the Company's stock. See "Compensation Discussion and Analysis" - "Prohibition on Hedging and Short Sales, and Limits on Share Pledging."

Director Compensation Elements

Non-Employee Directors are primarily compensated through an annual retainer in the base amount of $100,000 for each Non-Employee Director. An additional annual retainer of $10,000 is paid to Non-Employee Directors who serve as members on each of the Audit Committee, People Development and Compensation Committee, Compliance Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, or Executive Committee, as applicable. The Chair of the Audit Committee is also paid an additional $12,500 annual retainer fee. Non-Employee Directors are also compensated for Board meeting and committee meeting attendance, earning $1,000 for each Board and committee meeting attended, and an additional amount for the multi-day strategic planning retreat discussed in footnote (a) to the Director Compensation Table below. Mr. Dunlap, who is an employee of the Company, does not receive any consideration for participation in Board or committee meetings.

The Company's Board of Directors has approved an increase in the base annual retainer for Non-Employee Directors from $100,000 to $125,000, beginning in June 2021. The annual retainer for serving on a committee did not change and will remain at $10,000 for each committee on which a Non-Employee Director is a member.

The Company has a Directors Stock Compensation Plan for Non-Employee Directors that was approved by the Board of Directors and shareholders, pursuant to which Non-Employee Directors can elect to receive their annual retainer fees in the form of cash or in shares of the Company's Class A common stock. If a Non-Employee Director elects to receive Class A common stock, the number of shares that will be granted will be equal to the amount of the annual retainer fee otherwise payable in cash divided by 85 percent of the fair market value of a share of Class A common stock on the date the fee is payable. Non-Employee Directors who choose to receive Class A common stock may also elect to defer receipt of the Class A common stock until termination of their service on the Board of Directors. Any dividends paid in respect of deferred shares during the deferral period will also be deferred in the form of additional shares and paid out at termination of service on the Board of Directors. This plan may be amended or terminated by the Board of Directors at any time, but no amendment or termination will adversely affect a Non-Employee Director's rights with respect to previously deferred shares without the consent of the Non-Employee Director.

Other Compensation

The Company offers health, dental, and vision insurance coverage benefits under the Company’s insurance plans to Non-Employee Directors who do not currently participate in another similar group insurance plan. Such insurance coverage is provided on generally the same terms and conditions that apply to employees of the Company.

The Company offers a matching gift program in which all employees with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar ($100 minimum) that an employee or Board member contributes in cash and securities to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all employees and Board members. The total maximum dollar amount payable under the program is $25,000 per director or employee per calendar year. In addition, in 2020 the Company created the Service, Not Silence fundraising campaign, through which employees and members of the Board of Directors could donate to local and national organizations advancing racial and socioeconomic equality and social justice, with donations matched by the Nelnet Foundation 3:1.

Director Compensation Table for Fiscal Year 2020

The following table sets forth summary information regarding compensation of Non-Employee Directors for the fiscal year ended December 31, 2020.

	2020 Compensation
				All other compensation ($)
Director name	Fees paid in cash ($) (a)	Stock awards ($) (b)		Matching gift programs (c)	Insurance premiums		Total ($)
James P. Abel	20,000	141,187		—	—		161,187
Preeta D. Bansal	22,000	152,945		78,250	8,895	(d)	262,090
William R. Cintani	22,000	152,945		25,000	—		199,945
Kathleen A. Farrell	23,000	164,702		3,000	—		190,702
David S. Graff	23,000	152,945		—	—		175,945
Thomas E. Henning	20,000	167,642		15,000	—		202,642
JoAnn M. Martin	19,000	172,566	(e)	28,000	—		219,566
Kimberly K. Rath	18,000	141,187		9,000	—		168,187

(a)Amounts represent cash paid to Non-Employee Directors for attendance at Board and committee meetings, including $4,000 paid to each Non-Employee Director for participation at a multi-day Company strategic planning retreat at which senior leadership of the Company engaged and sought input from the Board in detailed discussions of growth and investment strategies, target opportunities, and risks and challenges.

(b)Each of the Non-Employee Directors elected to receive their annual retainer fees for 2020 in the form of awards of the Company's Class A common stock or deferred shares under the Directors Stock Compensation Plan, which awards are within the scope of Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). As such, the amounts under “stock awards” in the table above represent the grant date fair value of the stock or deferred shares computed in accordance with FASB ASC Topic 718 based on the closing market price of the Class A common stock on the date of issuance, June 19, 2020, of $47.41 per share. Under this plan, the Company uses 85 percent of the closing market price of the Class A common stock on the date the annual retainer fees are payable to calculate the number of shares to be issued under this plan. Additional information about the Company’s accounting for stock-based compensation under FASB ASC Topic 718 can be found in Note 3 - “Summary of Significant Accounting Policies and Practices - Compensation Expense for Stock Based Awards” and Note 20 - “Stock Based Compensation Plans - Non-employee Directors Compensation Plan” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(c)Amounts represent matching contributions by the Company to charitable organizations during 2020 under the Company's matching gift programs, including the Service, Not Silence campaign.

(d)Ms. Bansal received health, dental, and vision insurance coverage benefits from the Company during 2020, since Ms. Bansal does not currently participate in another similar group insurance plan. This amount represents the dollar value of insurance premiums paid by the Company in 2020 related to these benefits.

(e)The Company's Board of Directors appointed Ms. Martin as a member of the Board effective March 19, 2020. At that time, Ms. Martin elected to receive her pro rata annual retainer fees (for the period March 19, 2020 through May 22, 2020) in the form of Class A common stock. As such, a portion of the amount under "Stock awards" represents the grant date fair value of the pro rata stock award based on the closing market price of the Company's Class A common stock on the date of issuance, March 19, 2020, of $43.03 per share. The fair value of the pro rata annual retainer fee was $19,622.

Share Ownership Guidelines for Board Members

The People Development and Compensation Committee of the Board of Directors believes that Board members should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of Board members with the Company's shareholders, the Committee has recommended and the Board has adopted Share Ownership Guidelines for Board members. Under these guidelines, each Non-Employee Director is encouraged to own shares of the Company's Class A common stock with a value of 50% of the amount obtained by multiplying the base annual retainer fee ($100,000) by the number of years the Director has served on the Board. As of February 26, 2021, all Non-Employee Directors owned an amount of shares in excess of that suggested by the guidelines.

EXECUTIVE OFFICERS

Under the Company's Bylaws, each executive officer holds office for a term of one year or until his or her successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its annual meeting immediately following the annual meeting of shareholders.

The following sets forth the executive officers of the Company, including their names, their ages, their positions with the Company, and if different, their business experience during the last five years.

See "Proposal 1 - Election of Directors" for biographical information regarding Mr. Dunlap.

Name and Age Position and Business Experience

Terry J. Heimes, 56	Chief Operating Officer, Nelnet, Inc., January 2014 - present
Chief Financial Officer, Nelnet, Inc., October 1998 - December 2013

James D. Kruger, 58	Chief Financial Officer, Nelnet, Inc., January 2014 - present
Controller, Nelnet, Inc., October 1998 - December 2013

William J. Munn, 53	Corporate Secretary, Chief Governance Officer, and General Counsel, Nelnet, Inc., September 2006 - present

Jeffrey R. Noordhoek, 55	Chief Executive Officer, Nelnet, Inc., January 2014 - present
President, Nelnet, Inc., January 2006 - December 2013

Timothy A. Tewes, 62	President, Nelnet, Inc., January 2014 - present
President and Chief Executive Officer, Nelnet Business Solutions, Inc., a subsidiary of Nelnet, Inc., May 2007 - December 2013

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis ("CD&A"), we provide a detailed description of our executive compensation philosophy and program for our named executive officers (the “Named Executive Officers”) for fiscal 2020:

Name	Title
Michael S. Dunlap	Executive Chairman
Jeffrey R. Noordhoek	Chief Executive Officer
Terry J. Heimes	Chief Operating Officer
James D. Kruger	Chief Financial Officer
Timothy A. Tewes	President

Executive Summary

This CD&A describes the key principles and measures that underlie the Company's executive compensation policies for the Named Executive Officers. The Company's stated compensation philosophy is clear and consistent, that it pays for performance. Its Named Executive Officers are accountable for the performance of the Company and the business segment or segments they manage, and are compensated based on that performance.

For 2020, the Company had net income, excluding derivative market value adjustments, of $373.8 million, or $9.57 per share. Net income, excluding derivative market value adjustments, and the corresponding per share measure are non-GAAP financial measures, and there is no comprehensive, authoritative guidance for the presentation of these measures. For information on how these measures are calculated from the Company’s financial statements, reconciliations to the most directly comparable financial measures for 2020 under GAAP, and other information about these measures, please refer to Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Overview - GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments on page 36 of the Company’s 2020 Annual Report on Form 10-K filed with the SEC on February 25, 2021. The Company has delivered strong financial results supported by achievement of its key objectives of growing its core businesses, driving diversification around its core, and improving customer experiences. The Company believes that its executive compensation program contributes to a high-performance culture where executives deliver results that drive sustained growth.

The following discussion summarizes the Company's executive compensation program, compensation philosophy, objectives, and process considered in determining compensation for its Named Executive Officers.

People Development and Compensation Committee Governance and Processes

The Company's Board of Directors has designated the People Development and Compensation Committee (referred to in this CD&A as the "Committee") to assist the Board in discharging its responsibilities relating to:

•determining and administering the compensation of the Named Executive Officers and other executive officers of the Company
•administering certain compensation plans, including stock, incentive, and commission compensation plans
•assessing the effectiveness of succession planning relative to key executive officers of the Company
•reviewing, approving, and overseeing certain other benefit plans

The Committee consists solely of independent members (as defined by NYSE rules) of the Board of Directors, and operates under a written charter adopted by the Board. It is the Committee's policy that all of the Company's compensation plans and practices shall comply with applicable laws, rules, and regulations.

As discussed below, the Committee works with members of management to ensure a strong company culture and robust practices for people development and executive compensation exist, in order to deliver quality products and services and serve the Company's multiple stakeholders - customers, employees, shareholders, and the communities in which it operates. The Committee or a subcommittee reviews and approves the Company's compensation framework and specific executive compensation determinations. The Committee also coordinates with the Board of Directors to monitor the performance of the Named Executive Officers throughout the year to ensure that the compensation being provided meets the performance incentive objectives of the Company's compensation framework.

Role of Management in Recommending Executive Compensation

The Executive Director of People Services, the Chief Executive Officer, and the Chief Operating Officer, referred to herein as the internal committee, are directed by the Committee to develop, recommend, and administer in a consistent manner, compensation objectives and programs for the Committee and the Board of Directors to consider and approve. As part of this process, each year the internal committee, with the assistance of other members of management, reviews and updates as necessary the Company's compensation philosophy and strategy statement, and develops a proposed executive compensation framework. The internal committee is also tasked with ensuring that the objectives of the programs are aligned with the Company's long-term strategy. The Executive Chairman makes compensation recommendations for himself and the other Named Executive Officers for the Committee's review and approval.

Objectives of Executive Compensation

The general compensation philosophy of the Company, as an organization that values the long-term success of its shareholders, customers, and employees (referred to by the Company as associates), is that the Company will pay fair, competitive, and equitable compensation that is designed to encourage focus on the long-term performance objectives of the Company and is differentiated based on both the individual’s performance and the performance of their respective business segment. In carrying out this philosophy, the Company structures its overall compensation framework with the general objectives of encouraging ownership, savings, wellness, productivity, and innovation. In addition, total compensation is intended to be market competitive compared to select industry surveys, internally consistent, and aligned with the philosophy of a performance-based organization. The Company believes this approach will enable it to attract, retain, develop, and motivate the talent required for the Company's long-term success, encourage the creation of shareholder value, and recognize high levels of associate performance.

To build a strong work environment and culture that encourages innovation, development, and high performance, the Company structures its total compensation to be comprised of:

Element	Purpose	Characteristics
Base salary	Competitive cash compensation to retain and attract executive talent.	Fixed cash compensation based upon the scope and complexity of the role, individual experience, performance, and market competitiveness. Reviewed annually and adjusted as warranted.
Annual performance-based incentive bonuses	Drive the achievement of key short-term business results and recognize individual contributions to these results.	Primary mode to differentiate compensation based on performance. Annual incentives based on a combination of financial metrics and individual goals. Potential cash-equity mix through performance-based incentive program stock election framework.
Restricted stock awards	Promote long-term focus on shareholder value, serve as an important retention tool, and encourage equity stake in the Company.	Equity-based compensation subject to vesting periods, or other restrictions on sale, generally for three to ten years.
Health, retirement, and other benefits	Designed to provide competitive health insurance options and income replacement upon retirement, death, or disability.	Benefits for Named Executive Officers are the same as those available to all associates.
Intrinsic rewards	Non-cash rewards to increase engagement, provide opportunities for individual growth, and subsidize learning initiatives.	Professional training and development, coaching, mentoring, tuition reimbursement, and community activity support.

The annual and long-term performance measures used by the Compensation Committee in reviewing and determining executive compensation are reflected in the Executive Officers Incentive Compensation Plan described below.

Summary of Executive Compensation Policies and Practices

What we do	What we don't do
Pay for performance	No employment contracts
Periodically utilize external, independent compensation consulting firm(s)	No significant additional perks to executive officers
Mitigate undue risk in compensation programs	No individual change in control/severance compensation arrangements
Provide guidelines for stock ownership	No stock options
Maintain minimum vesting periods for stock awards
Consider market data across industries to obtain a general sense of current compensation practices and decisions
Prohibit hedging and short sales of stock
Provide for clawback of incentive-based compensation

Compensation Policies and Practices - Risk Management

The Committee and the internal committee review incentive compensation arrangements to ensure that the arrangements do not encourage associates to take unnecessary and excessive risks. This risk assessment process includes a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to the Company's strategy. A balance between Company and business segment performance is required to protect against unnecessary risks being taken. Based on their review and evaluation of the Company's compensation policies and practices for its associates, the Committee, the internal committee, and the Company’s Enterprise Risk Management team believe that the Company’s policies and practices do not create inappropriate or unintended significant risks that are reasonably likely to have a material adverse effect on the Company.

Prohibition on Hedging and Short Sales, and Limits on Share Pledging

The Company has a policy prohibiting members of the Board of Directors and all associates and officers, including senior management, from engaging in short sales of the Company’s stock or buying or selling call or put options or other derivatives related to the Company’s stock. The policy also prohibits these persons from engaging in hedging or monetization transactions with respect to any of their direct or indirect interest in the Company’s stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The policy discourages Board members, officers and associates from holding the Company’s stock in a margin account or otherwise pledging the Company’s stock as collateral for a loan, unless such activity receives the prior approval of the Company, which may be granted in the Company’s discretion if the individual can clearly demonstrate the financial capacity and the ability to promptly meet a margin call or repay the loan without resorting to the pledged stock. In addition, such margin account or other pledge arrangements by a Board member or an officer are limited by the policy to no more than 25 percent of such individual’s total shares of the Company’s stock held.

Clawback Policy

The Company has a Clawback Policy, which gives the Board of Directors or any appropriate committee of the Board (such as the Committee) the discretion to recover incentive awards paid to any current or former executive officers of the Company if the financial results used to determine the amount of the incentive awards are materially restated and/or such person engaged in fraud or intentional misconduct. The Board may revise the policy to the extent it becomes necessary to conform with any applicable NYSE or SEC rules that may be adopted in the future.

Say on Pay

The Company has determined, consistent with the preference expressed by the Company’s shareholders at the 2017 annual meeting of shareholders and the related prior recommendation by the Board of Directors, that it is important for the shareholders to have an opportunity to cast an advisory vote on executive compensation on an annual basis as a means to express their views regarding the Company's executive compensation philosophy, plans, programs, policies, and decisions, all as disclosed in the Company's proxy statement. Accordingly, shareholders will have the opportunity to cast an advisory vote on executive compensation at this year's annual meeting. See Proposal 3 in this proxy statement with respect to a shareholder advisory vote on the compensation of the Company's Named Executive Officers as disclosed in this proxy statement. Although the shareholder vote on this proposal is non-binding, the Committee will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Consideration of Prior Say on Pay Votes

In making executive compensation determinations, the Committee has also considered the results of last year's advisory shareholder vote approving the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the 2020 annual meeting of shareholders. At the 2020 annual meeting, the Company's shareholders overwhelmingly approved such executive compensation by 99.8 percent of the votes cast. These voting results, and similar previous say on pay voting results, have strongly communicated the shareholders' endorsement of the Committee's decisions and policies to date. The Board of Directors and the Committee reviewed these final vote results and determined that, given the significant level of support from the shareholders, no significant changes to the Company's executive compensation plans, practices, and policies were necessary at this time based on the say on pay vote results. The Committee will continue to consider the results from this year's and future advisory shareholder votes regarding the Company's executive compensation programs.

Use of Compensation Consultant

To assist in establishing and maintaining a competitive overall compensation program, the Committee periodically engages a nationally recognized compensation consulting firm to review the compensation levels and practices for the most highly compensated executive officers of the Company, and compare those to the compensation levels and practices for executives holding comparable positions within select industries and companies. Through comparisons of the base salaries, the annual performance-based incentives, other benefit programs, and total compensation for the Company's Executive Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, and other executives, the consultant's analysis is used to develop a complete executive compensation package that is designed to be competitive in the marketplace. The study is also used by the Committee to identify potential gaps or inconsistencies in total compensation and to identify appropriate compensation levels and compensation design features and trends. The study is conducted as part of the Committee's oversight of the Company's continuing efforts to attract, retain, and motivate top executive talent that will drive the Company's performance results.

In 2019, the Committee engaged Towers Watson as its independent compensation consultant to review executive compensation at the Company. The result of this review showed that executive compensation at the Company is generally comparable to that of similar companies in terms of revenue and size. In connection with the 2019 engagement of Towers Watson, the Committee determined that Towers Watson does not perform any other services for the Company or have any relationship that would raise a conflict of interest or impair the independence of Towers Watson with respect to its 2019 services or its expected future services for the Committee. In making this determination, the Committee discussed and considered the following factors: (i) the fact that Towers Watson does not perform any other services for the Company; (ii) the amount of fees received by Towers Watson from the Company as a percentage of the total revenue of Towers Watson; (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship between any individual Towers Watson consultant involved in the engagement by the Committee and a member of the Committee; (v) any stock of the Company owned by an individual Towers Watson consultant involved in the engagement; and (vi) any business or personal relationship between Towers Watson or any individual Towers Watson consultant involved in the engagement and any executive officer of the Company.

When developing the proposed compensation framework for the Committee to consider each year, the internal committee also reviews broad-based third party surveys of executive compensation to obtain a general sense of current compensation levels and practices in the marketplace. These reviews are based on information from various publicly available databases and publications. The purpose of these reviews is to ensure compensation is aligned with the market for comparable jobs so the Company can continue to attract, retain, motivate, and reward qualified executives. In addition, the internal committee considers the average salary adjustments anticipated in the marketplace each year, and develops proposed target increases for the Company's Named Executive Officers accordingly. In this way, the Company seeks to ensure that any changes to compensation are appropriate and reflect material changes in the market.

Elements of Executive Compensation

The Company's Named Executive Officers are compensated with a combination of annual base salary, annual performance-based incentive bonus payments, and, with respect to the Named Executive Officers other than Mr. Dunlap, the issuance of shares of the Company's Class A common stock, which are typically restricted from sale for some period of time. Mr. Dunlap has historically not received equity compensation because he already owns a significant amount of the Company's common stock and controls the majority of voting rights of the Company, and thus already has significant interests aligned with the other shareholders of the Company. In determining levels of compensation, the Committee and the internal committee work together to establish targeted total compensation for each executive and then allocate that compensation among base salary and performance-based incentive compensation.

Each element of compensation is designed to be competitive with comparable companies and to align management's incentives with the long-term interests of the Company's shareholders. The Committee considers the Executive Chairman's recommendations and determines the amount of each element of compensation by reviewing the current compensation mix for each of the Named Executive Officers in view of the Company's performance, the Company's long-term objectives, and the scope of that executive's responsibilities. The Committee seeks to achieve an appropriate balance between base salaries, annual performance-based bonus incentives, and longer-term equity incentives for all of the Company's Named Executive Officers. See "Objectives of Executive Compensation" above for a summary of the various elements of executive compensation. Further details are provided below.

Base Salaries

Base salaries for the Company's Named Executive Officers are based on an evaluation of individual responsibilities of each person, market comparisons from publicly available compensation surveys to obtain a general sense of current compensation levels and practices in the marketplace, and an assessment of each individual's performance. Changes in base salaries of Named Executive Officers depend on projected changes in the external market as well as individual contributions to the Company's performance.

Base salaries for Messrs. Dunlap, Noordhoek, and Heimes were increased by 3.0% for 2020, and base salaries for Messrs. Tewes and Kruger were increased by 7.7% for 2020, primarily as a result of strong individual performances and Company results in the prior year, increased responsibilities for these officers resulting from the Company’s continued focus on growing our core, diversifying with focus, and developing and implementing asset replacement strategies to mitigate the eventual runoff of all Federal Family Education Loan Program (“FFELP”) student loans. The executives’ salary adjustments also reflected the Committee’s determination of amounts appropriate to maintain the competitiveness of the base salary levels for the corresponding officer positions. Specific increased responsibilities included those related to initiatives for the establishment of Nelnet Bank, which resulted in Federal Deposit Insurance Corporation approval for federal deposit insurance, Utah Department of Financial Institutions approval for a bank charter, and the successful launch of Nelnet Bank in November 2020; initiatives for the support of continued growth of ALLO Communications LLC ("ALLO"), which resulted in a recapitalization and additional funding for ALLO in the fourth quarter of 2020; initiatives to pursue business acquisitions in the Company’s Education Technology, Services, and Payment Processing operating segment to expand the customer base, products, and services in this operating segment; the continued work on the Company's analyses of and responses to the Department of Education's (the "Department") contract procurement proposals for servicing all loans owned by the Department, including ongoing servicing system and security enhancements; the continued development and implementation of a new state of the art platform for private education and consumer loan originations and servicing; continued real estate investments focused on the development of commercial properties in the Midwest, and particularly in Lincoln, Nebraska, where the Company's headquarters are located; expansion of the Company’s investments in tax-advantaged projects promoting renewable energy resources (solar projects) nationally, including the development and growth of Nelnet Renewable Energy, which was launched in June 2020, to provide ancillary services in the solar marketplace; continued support for the Company’s investment in Hudl; and continued focus on attracting, retaining and developing top notch talent for the Company.

Executive Officers Incentive Compensation Plan

In 2019, the Board of Directors established an Executive Officers Incentive Compensation Plan (the "Plan"), which provides the Company's executive officers with an opportunity to earn performance-based incentive compensation that aligns their interests with the interests of shareholders, including the achievement of long-term strategic business objectives.
The Plan, which is administered by the Committee or a subcommittee of the Committee, was approved by the Company's shareholders at the 2019 annual meeting of shareholders. The performance measures upon which incentive compensation under the Plan is based are generally described as follows:

•Levels of earnings per share; net income; income before income taxes; net interest income; earnings per share or net income excluding derivative market value and other adjustments as the Committee deems appropriate in the Committee’s sole discretion; revenues from fee-based businesses (including measures related to the diversification of revenues from fee-based businesses and increases in revenues through both organic growth and acquisitions); federally insured student loan assets; private education loan assets; consumer loan assets; and total assets;

•Return on equity (including return on tangible equity), return on assets or net assets, return on capital (including return on total capital or return on invested capital), return on investments, and ratio of equity to total assets;

•Student loan servicing and other education finance or service customer measures (including loan servicing volume and service rating levels under contracts with the Department);

•Success or progress made in efforts to obtain new contracts with the Department, as well as other loan servicing business;

•Cash flow measures (including cash flows from operating activities, cash flow return on investment, assets, equity, or capital, and generation of long-term cash flows (including net cash flows from the Company’s securitized loan portfolios));

•Market share;

•Customer satisfaction levels, and employee engagement, productivity, retention, and satisfaction measures;

•Operating performance and efficiency targets and ratios, as well as productivity targets and ratios;

•Levels of, or increases or decreases in, operating margins, operating expenses, and/or nonoperating expenses;

•Business segment, division or unit profitability and other performance measures (including growth in customer base, revenues, earnings before interest, taxes, depreciation and amortization, and segment profitability, as well as management of operating expense levels);

•Acquisitions, dispositions, projects, or other specific events or transactions (including specific events or transactions intended to enhance the long-term strategic positioning of the Company);

•Performance of investments;

•Regulatory compliance measures; or

•Any other criteria as determined by the Committee in its sole discretion.

The Plan provides that in no event shall the amount paid under the Plan to a participant with respect to any calendar year exceed 150% of that participant’s base salary for that year.

While the Company strives for overall consistency in executive compensation, the Named Executive Officers' potential incentive bonus amounts can vary by business segment due to differences in roles, business models, and business performance. Incentives are generally positioned to be within a median range of the marketplace based on available broad based data.

The Company's 2020 annual performance-based incentive bonuses were paid, at the Named Executive Officers' option (other than Mr. Dunlap, who received his incentive in cash), as either 100 percent cash, 100 percent stock, or 50 percent cash/50 percent stock. Those electing stock also received an additional number of shares representing 15 percent of the amount of their bonus they elected to receive in stock, in order to promote increased and continued share ownership. All shares issued as part of the incentive bonus awards were issued pursuant to the Company's Restricted Stock Plan discussed below, and were fully vested but may not be transferred for three years from the date of issuance.

Performance of Named Executive Officers for 2020

In 2020, the Executive Chairman (Mr. Dunlap), Chief Executive Officer (Mr. Noordhoek), Chief Operating Officer (Mr. Heimes), Chief Financial Officer (Mr. Kruger), and President (Mr. Tewes) were selected by the Committee to participate in and be eligible for incentive compensation awards under the Plan for the year ended December 31, 2020. The Committee established performance goals for these individuals in early 2020 utilizing certain of the performance measures under the Plan referred to above and described in more detail below, and in early 2021 the Committee reviewed the level of attainment of the performance goals for these individuals for 2020 under the terms of the Plan in establishing incentive awards for each. For 2020, the Committee considered the Named Executive Officers’ performance in respect of the Plan measures described above, including rapidly implementing COVID-19-related adjustments to operations in order to keep associates and customers safe, which adjustments are believed to have contributed to an increased associate retention level in 2020; the execution of certain business acquisitions and other achievements in strategic positioning and the Company's core segments' operating results, including diversification; the completion of a recapitalization and additional funding for ALLO, resulting in the recognition of a gain of $258.6 million in the fourth quarter of 2020; execution of an additional equity investment in Hudl, resulting in the recognition of a gain of $51.0 million in the second quarter of 2020; the completion of the extensive regulatory process to establish Nelnet Bank in Utah, and the successful launch of Nelnet Bank in November 2020; the development and implementation of certain technology projects, including a multi-asset class origination and servicing system, various cloud strategies, and ongoing servicing system and security enhancements; loan and loan residual acquisitions and future cash flow from the Company's loan portfolio; cash position and liquidity; improved stabilization and enhancements to operating systems and infrastructure; real estate and solar project investments; and individual achievement.

Based on the Named Executive Officers’ performance in 2020 and the level of attainment of the 2020 performance goals for the Named Executive Officers, the Committee awarded the Named Executive Officers an incentive equal to 100% of their respective base salaries plus a restricted stock award as discussed below. The incentive is included in the Summary Compensation Table below while the restricted stock award is not included in the Summary Compensation Table since the stock awards were granted in 2021.

Restricted Stock Plan

The Company maintains a Restricted Stock Plan to reward performance by associates, including the Named Executive Officers other than Mr. Dunlap. This plan permits the Committee to reward a recipient with an award of shares of the Company's Class A common stock, which, in the Committee's sole discretion, may have vesting requirements or other restrictions. These awards are designed to recognize and reward associates, and to connect the associates' financial interests directly to the Company's performance, thereby encouraging associates to focus their efforts as owners of the Company. As discussed above, shares issued in payment of annual performance-based incentive bonuses and other equity compensation awards are issued under the Restricted Stock Plan. The Company does not grant stock options, since management and the Committee believe that awards of shares of restricted stock are a better method of encouraging associates, including the Named Executive Officers, to focus on the long-term value of the Company.

March 2021 Restricted Stock Awards

On March 10, 2021, the Committee awarded five-year restricted stock grants of 13,467 shares of Class A common stock under the Restricted Stock Plan to each of Messrs. Noordhoek, Heimes, Tewes, and Kruger, with the number of restricted shares granted to each of these Named Executive Officers computed as $1 million divided by the average market closing price for Class A common stock over the five-trading day period ended March 4, 2021. These awards are scheduled to vest 20 percent annually over the following five-year service period. Since these awards were issued in 2021, they are not included in the Summary Compensation Table below.

Employee Share Purchase Plan

The Company also has an Employee Share Purchase Plan (“ESPP”) that assists all associates, including the Named Executive Officers, in becoming owners and increasing their ownership of the Company. Under the ESPP, associates may purchase shares of the Company's Class A common stock through payroll deductions, at a discount of 15% to the lower of the average market price of the Company's stock on the first and last trading days of each calendar quarter.

Termination or Change-in-Control Compensation

Other than with respect to provisions in restricted stock award agreements for grants of restricted stock whereby any unvested shares of restricted stock will become fully vested upon a termination of employment as a result of death, disability, or retirement after reaching the age of 65 (and being employed by Nelnet for a minimum of 5 years), which provisions are generally included in all agreements for restricted stock awards granted to associates, the Company does not have any contracts, agreements, plans, or arrangements with the Named Executive Officers that provide for payment in connection with any termination of employment or change-in-control of the Company.

Share Ownership Guidelines and Trading Requirements

The Committee believes that the Named Executive Officers should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with the Company's shareholders, the Board of Directors has adopted Share Ownership Guidelines for management associates at certain levels. Under these guidelines, each

Named Executive Officer is encouraged to own at least 15,000 shares of Company stock. As of February 26, 2021, all of the Named Executive Officers met these guidelines, and are thereby subject to downside risk in the Company's equity performance.

The Company has adopted a policy requiring officers who wish to buy or sell the Company's stock to do so only through Rule 10b5-1 stock trading plans. This requirement is designed to enable officers to diversify a portion of their holdings in an orderly manner as part of their retirement and tax planning or other financial planning activities. The use of Rule 10b5-1 stock trading plans serves to reduce the risk that investors will view routine portfolio diversification stock sales by executive officers as a signal of negative expectations with respect to the future value of the Company's stock. In addition, the use of Rule 10b5-1 stock trading plans reduces the potential for concerns about trading on the basis of material non-public information that could damage the reputation of the Company.

Other Compensation

In addition to base salaries and annual performance-based incentive compensation, the Company provides the Named Executive Officers with certain other customary benefits, including health, dental, and vision coverage to assist the Company in remaining competitive for superior talent and to encourage executive retention. A critical aspect of the Company's health benefits program is its focus on associate health and wellness. The Company encourages all associates, including the Named Executive Officers, to take a proactive approach to their personal health and well-being. The Company has implemented wellness programs which encourage and reward associates for healthy habits by offering the opportunity to lower their insurance premiums.

The Company owns a controlling interest in an aircraft due to the frequent business travel needs of the Named Executive Officers and the limited availability of commercial flights in Lincoln, Nebraska, where the Company's headquarters are located. An entity owned by Mr. Dunlap owns the remaining interest in the aircraft. Consistent with guidance issued in 2010 from the Federal Aviation Administration, the Company can be reimbursed for the pro rata cost of owning, operating, and maintaining the aircraft when used for routine personal travel by certain individuals whose positions with the Company require them to routinely change travel plans within a short time period. Accordingly, the Company allows certain members of executive management to utilize its interest in the aircraft for personal travel when it is not required for business travel. The value of the personal use of the aircraft is computed based on the Company's aggregate incremental costs, which include variable operating costs such as fuel costs, mileage costs, trip-related maintenance and hangar costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Any amounts regarding the value of any personal use of the aircraft by a Named Executive Officer are included in the separate table for all other compensation under the Summary Compensation Table below.

The Company also offers the Named Executive Officers other perquisites, including indoor parking and use of Company-sponsored suites at local venues for personal use when not occupied for business purposes.

Tax Treatment of Compensation

The Committee considers and evaluates the impact of applicable tax laws with respect to the Company’s executive compensation policies, plans, and arrangements. For example, Section 162(m) of the Internal Revenue Code generally imposes a $1,000,000 limitation on a public company's income tax deductibility in any tax year with respect to compensation paid to any individual who served as the chief executive officer or the chief financial officer at any time during the taxable year and the three other most highly compensated executive officers of the company (other than the chief executive officer or the chief financial officer) for the taxable year, and once an executive becomes covered by Section 162(m), any compensation paid to him or her in future years (including post-employment) becomes subject to the Section 162(m) limitation on tax deductibility. While the Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Committee reserves discretion to award compensation to the Named Executive Officers that is not deductible under Section 162(m) as the Committee deems appropriate.

Matching Gift Programs

The Company offers a matching gift program in which all associates with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar ($100 minimum) that an associate or Board member contributes in cash or securities to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all associates and Board members. The total maximum dollar amount payable under the program is $25,000 per associate or Board member per calendar year. In addition, the Company makes matching donations for contributions by associates to a centralized charitable giving and financial resources program for the Lincoln, Nebraska community. Further, in 2020 the Company created the Service, Not Silence fundraising campaign, through which employees and members of the Board of Directors could donate to local and national organizations advancing racial and socioeconomic equality and social justice, with donations matched by the Nelnet Foundation 3:1. The Service, Not Silence campaign resulted in significant donations from certain board members and Named Executive Officers and Company matching gifts during 2020. Amounts matched by the Company for the Named Executive Officers and Board members per the provisions of these programs are reflected and discussed in the Named Executive Officer summary compensation table below and the director compensation table under "Director Compensation Table for Fiscal Year 2020" above, respectively.

Conclusion

By ensuring market competitive compensation that is aligned with a performance-based organization philosophy, the Company expects to attract, motivate, and retain the executive talent required to achieve the Company's long-term goals. This is critical, as management and the Committee know that the Company's success hinges on having engaged executives who are committed to the Company.

People Development and Compensation Committee Report

The People Development and Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, and such other matters deemed relevant and appropriate by the People Development and Compensation Committee, the People Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

Kimberly K. Rath, Chair
James P. Abel
Preeta D. Bansal
Kathleen A. Farrell

Summary Compensation Table for Fiscal Years 2020, 2019, and 2018
The following table sets forth summary information with respect to the compensation paid and bonuses granted for services rendered by the Company's Chief Executive Officer and Chief Financial Officer, as well as each of the Company's other three most highly compensated executive officers during the year ended December 31, 2020 (collectively, the “Named Executive Officers”). The information presented in the table relates to the fiscal years ended December 31, 2020, 2019, and 2018. Salaries and bonuses are paid at the discretion of the Board of Directors.

		Annual compensation
Name and principal position	Year	Salary ($)	Bonus ($) (a)	All other compensation ($) (b)	Total ($)
Michael S. Dunlap	2020	562,754	562,754	383,140	1,508,648
Executive Chairman	2019	546,343	615,000	33,666	1,195,009
	2018	530,450	663,063	21,522	1,215,035

Jeffrey R. Noordhoek	2020	759,718	759,718	48,875	1,568,311
Chief Executive Officer	2019	737,591	892,265	42,722	1,672,578
	2018	716,107	1,029,447	44,203	1,789,757

Terry J. Heimes	2020	759,718	816,731	65,222	1,641,671
Chief Operating Officer	2019	737,591	892,265	45,573	1,675,429
	2018	716,107	962,290	48,078	1,726,475

James D. Kruger	2020	700,000	752,563	32,936	1,485,499
Chief Financial Officer	2019	650,000	786,941	22,003	1,458,944
	2018	550,000	687,500	38,860	1,276,360

Timothy A. Tewes	2020	700,000	700,000	60,502	1,460,502
President	2019	650,000	786,941	54,525	1,491,466
	2018	550,000	687,500	54,878	1,292,378

(a)Amounts represent bonuses paid in 2021, 2020, and 2019 for services rendered during the 2020, 2019, and 2018 calendar years, respectively. The Company's annual performance-based incentive bonuses were paid, at the executives' option (other than to the Executive Chairman, who received his incentive in cash), as either 100 percent cash, 100 percent stock, or 50 percent cash/50 percent stock. Those electing stock also received an additional number of shares representing 15 percent of the amount of their bonus they elected to receive in stock, to promote increased and continued share ownership. All shares issued as part of the incentive bonus award were issued pursuant to the Company's Restricted Stock Plan and were fully vested, but may not be transferred for three years from the date of issuance. The stock issuances for annual performance bonuses were not made as equity incentive plan awards contemplating future service or performance. See "Grants of Plan-Based Awards Table for Fiscal Year 2020" below for information relating to the shares issued in 2020 with respect to 2019 annual incentive bonus payments.

(b)“All other compensation” includes the following:

		All other compensation
	Year	Employer matching contributions under 401(k) Plan ($)	Premiums on life insurance ($)	Matching gift programs ($) (1)	Dividends on restricted stock ($) (2)	Personal use of company aircraft ($) (3)	Other ($) (4)	Total ($)

Michael S. Dunlap	2020	11,400	235	349,100	—	22,205	200	383,140
	2019	11,200	423	—	—	22,043	—	33,666
	2018	11,000	390	—	—	10,132	—	21,522

Jeffrey R. Noordhoek	2020	11,400	235	37,240	—	—	—	48,875
	2019	11,200	423	31,099	—	—	—	42,722
	2018	11,000	390	31,000	—	1,813	—	44,203

Terry J. Heimes	2020	11,400	235	48,550	—	5,037	—	65,222
	2019	11,200	423	33,150	—	—	800	45,573
	2018	11,000	390	34,375	—	1,813	500	48,078

James D. Kruger	2020	11,400	235	20,250	170	—	881	32,936
	2019	11,200	423	7,500	911	—	1,969	22,003
	2018	11,000	390	23,780	1,990	—	1,700	38,860

Timothy A. Tewes	2020	11,400	235	47,747	170	—	950	60,502
	2019	11,200	423	41,150	911	—	841	54,525
	2018	11,000	390	40,998	1,990	—	500	54,878

(1)See “Compensation Discussion and Analysis - Matching Gift Programs” above for a description of these programs. The amounts for each individual in 2019 and 2018 have been revised from prior years to include matching donations to a centralized charitable giving and financial resources program for the Lincoln, Nebraska community. In 2020, Mr. Dunlap made a special gift in support of the Company's Service, Not Silence fundraising campaign created in 2020 for advancing racial and socioeconomic equality and social justice, with donations matched by the Nelnet Foundation 3:1. Due in part to the inspiring level of participation throughout the Company, Mr. Dunlap made a special gift of $113,000 in support of the campaign.

(2)The Company's cash dividend payments on its Class A and Class B common stock include dividend payments on unvested shares of Class A common stock issued pursuant to the Company's Restricted Stock Plan. Dividends paid to the Named Executive Officers on unvested restricted stock are included in the table above.

(3)See "Compensation Discussion and Analysis - Other Compensation" above for a description of this arrangement.

(4)Executive officers may receive other perquisites and other personal benefits, the aggregate annual dollar amounts of which are below the current SEC threshold of $10,000 for reporting.

There were no stock awards (other than for bonuses), option awards, non-equity incentive plan compensation, or pension or nonqualified deferred compensation earnings for any of the Company's Named Executive Officers during 2020, 2019 or 2018.

Grants of Plan-Based Awards Table for Fiscal Year 2020

The following table sets forth summary information relating to each grant of an award made to the Company's Named Executive Officers in the fiscal year ended December 31, 2020 under the Company's Restricted Stock Plan.

Name	Grant date (a)	Approval of grant by Compensation Committee	Number of shares of stock	Grant date fair value of stock awards ($) (b)

Michael S. Dunlap	—	—	—	—
Jeffrey R. Noordhoek	March 10, 2020	January 28, 2020	9,143	477,265
Terry J. Heimes	March 10, 2020	January 28, 2020	9,143	477,265
James D. Kruger	March 10, 2020	January 28, 2020	8,064	420,941
Timothy A. Tewes	March 10, 2020	January 28, 2020	8,064	420,941

(a)On March 10, 2020, the Company issued stock to pay fiscal year 2019 bonuses for those employees who elected to receive stock instead of cash for such bonuses. The stock issuances were not made as equity incentive plan awards. All 2019 bonuses paid in 2020 to employees who elected to receive stock were paid in fully vested shares of Class A common stock issued pursuant to the Company's Restricted Stock Plan.

(b)The Company determined the value of these awards based on the average of the closing market prices for the Company's Class A common stock on February 28, 2020 through March 5, 2020, which was $52.20.

Outstanding Equity Awards at Fiscal Year-End

There were no unexercised, unearned, or unvested equity awards for the Company's Named Executive Officers outstanding as of December 31, 2020.

Stock Vested Table for Fiscal Year 2020

The following table sets forth summary information relating to the stock vested for the Company's Named Executive Officers during the fiscal year ended December 31, 2020.

	Stock awards
Name	Number of shares acquired on vesting		Value realized on vesting ($)

Michael S. Dunlap	—		—

Jeffrey R. Noordhoek	—		—

Terry J. Heimes	—		—

James D. Kruger	849	(a)	42,730	(b)

Timothy A. Tewes	849	(a)	42,730	(b)

(a)Amounts represent shares of restricted Class A common stock issued on March 13, 2015 pursuant to the Company's Restricted Stock Plan.

(b)The closing market price of the Company's Class A common stock as of March 10, 2020 (the vesting date for the shares) was $50.33 per share.

Stock Option, Stock Appreciation Right, Long-Term Incentive, and Defined Benefit Plans

The Company does not have any stock option, stock appreciation right, long-term incentive, or defined benefit plans covering its Named Executive Officers.

Potential Payments Upon Termination or Change-in-Control

Other than with respect to provisions in restricted stock award agreements for certain grants of restricted stock to the Named Executive officers on March 10, 2021, as described under "Compensation Discussion and Analysis - March 2021 Restricted Stock Awards", whereby any unvested shares of restricted stock will become fully vested upon a termination of employment as a result of death, disability, or retirement after reaching the age of 65 (and being employed by Nelnet for a minimum of 5 years), which provisions are generally included in all agreements for restricted stock awards granted to employees, the Company does not have any contracts, agreements, plans, or arrangements with the Named Executive Officers that provide for payment in connection with any termination of employment or change-in-control of the Company. The assumed market value (as of December 31, 2020) of the shares of unvested restricted stock awarded to each of Messrs. Heimes, Kruger, Noordhoek, and Tewes in March 2021, which shares are scheduled to vest 20 percent annually over a five year period, was $959,389 each, based on the closing market price of Class A common stock on December 31, 2020.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the SEC’s Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of the employees of the Company and its consolidated subsidiaries and the annual total compensation of Jeffrey R. Noordhoek, the Company’s Chief Executive Officer (the “CEO”).

For 2020, the Company’s last completed fiscal year:

•the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the CEO) was $41,459; and
•the annual total compensation of the CEO, as disclosed above in the "Summary Compensation Table for Fiscal Years 2020, 2019, and 2018", was $1,568,311.

Based on this information, for 2020 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 38 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K. Given the different methodologies that various public companies may use to compute estimates of their pay ratios, the Company’s estimated pay ratio may not be comparable with the estimated pay ratios of other public companies.

For purposes of the pay ratio disclosure, SEC rules permit registrants to identify the median employee once every three years, so long as there have not been significant changes in the registrant's employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in the pay ratio disclosure. The Company most recently identified its median employee in 2018. On December 21, 2020, the Company's previously majority owned communications subsidiary was deconsolidated from the Company's consolidated financial statements, which resulted in a reduction of approximately 500 employees, and as such, the Company determined it would identify a new median employee for 2020. To identify the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries in 2020, as well as to determine the annual total compensation of the median employee and the CEO in 2020, the methodology and the material assumptions, adjustments, and estimates that the Company used were as follows:

1.The Company determined that, as of December 28, 2020, the last Monday of 2020 that was a business day, the total number of employees of the Company and its consolidated subsidiaries (excluding the CEO) was 6,198, with 6,153 (99.3%) of these employees located in the United States, and 45 (less than 1%) of these employees located in Australia. Accordingly, the total numbers of U.S. employees and non-U.S. employees, before taking into consideration the adjustments permitted by SEC rules (as described below), were 6,153 and 45, respectively. These employees included all full-time, part-time, seasonal, and temporary employees of the Company and its consolidated subsidiaries. The Company selected the last Monday of 2020 that was a business day as the date within the last three months of the Company’s last completed fiscal year that the Company would use to identify the median employee because it enabled the Company to make such identification for 2020 in a reasonably efficient and economical manner from its existing internal payroll reporting system.

2.The employee population used to identify the median employee, after taking into consideration the adjustments permitted by SEC rules, consisted of all of the 6,153 employees (excluding the CEO) located in the U.S as of December 28, 2020. As permitted by SEC rules, the Company chose to exclude all non-U.S. employees, consisting of all of the 45 employees who are employed in Australia, from the employee population used to identify the median employee, given the small number of employees in that jurisdiction and the estimated additional costs of obtaining, analyzing, and including their compensation information for purposes of identifying the median employee and determining the annual total compensation of the median employee. Based on the total numbers of U.S. employees and non-U.S. employees (before taking into consideration the adjustments permitted by SEC rules) as set forth above, the Company excluded a total of less than 5% of the total workforce of the Company and its consolidated subsidiaries (45 employees) from the employee population used to identify the median employee, as permitted by SEC rules.

3.To identify the median employee from the employee population, the Company compared the amounts of salary and wages of the employees for 2020 that are taxable for U.S. federal income tax purposes and reportable to the U.S. Internal Revenue Service on Form W-2, as reflected in the Company’s existing internal payroll system reports as of December 28, 2020, and this compensation measure was consistently applied to all employees included in the calculation. In making this determination, the Company annualized the compensation of all permanent employees (full-time or part-time) included in the employee population who were hired during 2020 but did not work for the Company or a consolidated subsidiary for the entire fiscal year.

4.Using the median employee identified as described above, the Company combined all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(x) of the SEC’s Regulation S-K, resulting in annual total compensation of $41,459.

5.With respect to the annual total compensation of the CEO, the Company used the amount disclosed in the “Total” column of the 2020 row for Mr. Noordhoek in the "Summary Compensation Table for Fiscal Years 2020, 2019, and 2018" included in this Proxy Statement and incorporated by reference under Item 11 of Part III of the Company’s 2020 Annual Report on Form 10-K.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS
Stock Ownership
The authorized common stock of the Company consists of 660,000,000 shares, $0.01 par value per share. The authorized common stock is divided into two classes, consisting of 600,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock. The Company also has authorized 50,000,000 shares of preferred stock, $0.01 par value per share.
The following table sets forth information as of February 26, 2021, regarding the beneficial ownership of each class of the Company's common stock by:
•each person, entity, or group known by the Company to beneficially own more than five percent of the outstanding shares of any class of common stock
•each of the Named Executive Officers
•each incumbent director and each nominee for director
•all executive officers and directors as a group
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of the Company's common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. The application of these rules results in numerous situations with respect to the Company’s shares where more than one beneficial owner is listed for the same shares, as discussed in the footnotes to the following table. For additional information regarding the significant amounts of shares deemed to be beneficially owned by Michael S. Dunlap, Shelby J. Butterfield, and Angela L. Muhleisen, principal shareholders of the Company, including the significant amounts of shares for which there are more than one beneficial owner listed, see the “Additional Beneficial Ownership Information for Michael S. Dunlap, Shelby J. Butterfield, and Angela L. Muhleisen” table after the following table.

With respect to the shares for which certain non-employee directors have elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan as indicated in certain footnotes to the following table, such shares are reported as beneficially owned by the respective director since, pursuant to such deferral election provisions, such shares shall be distributed to such director as the lump sum payment of deferred shares at the time of the termination of the director’s service on the Board (which the director has the unilateral right to cause within 60 days if the director were to resign from the Board within such time period), or as the initial installment of up to five annual installments commencing at the time of termination of the director’s service on the Board, as elected by the director.
Each share of Class B common stock is convertible at any time at the holder's option into one share of Class A common stock. The number of shares of Class B common stock for each person in the table below assumes such person does not convert any Class B common stock into Class A common stock. Unless otherwise indicated in a footnote, the address of each more than five percent beneficial owner is c/o Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508. Unless otherwise indicated in a footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them.

Beneficial Ownership - As of February 26, 2021
	Number of shares beneficially owned					Percentage of shares beneficially owned (1)			Percentage of combined voting power of all classes of stock (2)
Name	Class A		Class B		Total	Class A	Class B	Total

Michael S. Dunlap	5,674,721	(3)	10,852,785	(4)	16,527,506	20.9%	97.3%	43.1%	82.3%
Shelby J. Butterfield	510	(5)	3,364,100	(6)	3,364,610	*	30.2%	8.8%	24.2%
Stephen F. Butterfield GST Non-Exempt Marital Trust	510	(7)	2,094,061	(8)	2,094,571	*	18.8%	5.5%	15.1%
Angela L. Muhleisen	5,994,750	(9)	1,085,658	(10)	7,080,408	22.0%	9.7%	18.5%	12.1%
Dunlap Holdings, LLC	—		1,600,000	(11)	1,600,000	—	14.3%	4.2%	11.5%
Union Bank and Trust Company	3,217,279	(12)	1,085,658	(13)	4,302,937	11.8%	9.7%	11.2%	10.1%
Dan D. Muhleisen	4,688,299	(14)	—		4,688,299	17.2%	—	12.2%	3.4%
Dimensional Fund Advisors LP	2,224,342	(15)	—		2,224,342	8.2%	—	5.8%	1.6%
Deborah Bartels	1,864,177	(16)	—		1,864,177	6.9%	—	4.9%	1.3%
The Vanguard Group	1,571,511	(17)	—		1,571,511	5.8%	—	4.1%	1.1%
Whitetail Rock Capital Management, LLC	480,510	(18)	7,899,588	(19)	8,380,098	1.8%	70.8%	21.9%	57.3%
Union Financial Services, Inc.	—		1,586,691	(20)	1,586,691	—	14.2%	4.1%	11.4%
Terry J. Heimes	213,546	(21)	—		213,546	*	—	*	*
James D. Kruger	160,027	(22)	—		160,027	*	—	*	*
Jeffrey R. Noordhoek	519,726	(23)	—		519,726	1.9%	—	1.4%	*
Timothy A. Tewes	59,116		—		59,116	*	—	*	*
James P. Abel	71,366	(24)	—		71,366	*	—	*	*
Preeta D. Bansal	7,233		—		7,233	*	—	*	*
William R. Cintani	27,878	(25)	—		27,878	*	—	*	*
Kathleen A. Farrell	41,716	(26)	—		41,716	*	—	*	*
David S. Graff	19,439		—		19,439	*	—	*	*
Thomas E. Henning	61,525	(27)	—		61,525	*	—	*	*
JoAnn M. Martin	3,682		—		3,682	*	—	*	*
Kimberly K. Rath	49,515	(28)	—		49,515	*	—	*	*
Executive officers and directors as a group (14 persons)	6,754,653		10,852,785		17,607,438	24.8%	97.3%	45.9%	83.1%
* Less than 1%.

(1)Based on 27,196,862 shares of Class A common stock and 11,154,171 shares of Class B common stock outstanding as of February 26, 2021.
(2)These percentages reflect the different voting rights of the Company's Class A common stock and Class B common stock under the Company's Articles of Incorporation. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company's shareholders.
(3)As reported in a Schedule 13D/A filed by Mr. Dunlap (on a joint basis with Dunlap Holdings, LLC and Union Financial Services, Inc. (“UFS”)) on February 11, 2021, Mr. Dunlap is deemed to have sole voting and investment power over 1,969,574 shares of Class A common stock. Mr. Dunlap may be deemed to have shared voting and investment power over a total of 3,705,147 shares of Class A common stock, which includes (i) a total of 7,358 shares held in various increments by each of Mr. Dunlap's three adult sons, (ii) a total of 3,217,279 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank and Trust Company (“Union Bank”) (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power, (iii) a total of 240,000 shares held by six separate grantor retained annuity trusts (“GRATs”) established by Angela L. Muhleisen (a sister of Mr. Dunlap) in 2020, for which GRATs Whitetail Rock Capital Management, LLC ("WRCM"), a majority owned subsidiary of the Company, serves as investment adviser, as discussed in footnote 18 below, (iv) a total of 240,000 shares held by four separate GRATs established by Dan D. Muhleisen (Ms. Muhleisen’s spouse) in 2020, for which GRATs WRCM serves as investment adviser, and (v) 510 shares held by the Stephen F. Butterfield GST Non-Exempt Marital Trust (the “Butterfield GST Non-Exempt Marital Trust”), an estate planning trust for the family of Mr. Butterfield (the former Vice Chairman of the Board of Directors and significant shareholder of the Company who passed away in 2018), for which trust Shelby J. Butterfield serves as a co-trustee and WRCM serves as investment adviser with respect to shares of the Company’s stock held therein. Mr. Dunlap is a control person of Union Bank through Farmers & Merchants Investment Inc. (“F&M”). Mr. Dunlap disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except to the extent that he actually has or shares voting power or investment power with respect to such shares. With respect to the number of shares of Class A common stock reported as beneficially owned by Mr. Dunlap that are held by Union Bank, the number of shares set forth in the table reflects the number of shares held by Union Bank as of December 31, 2020, as reported in a Schedule 13G/A filed by Union Bank on February 11, 2021. The total of 3,217,279 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank may also be deemed to be beneficially owned by Union Bank and Ms. Muhleisen (also a control person of Union Bank through F&M) and are also included in the total number of shares beneficially owned by each of them as set forth in this table. Such number of shares held by Union Bank includes (a) a total of 140,625 shares held by Union Bank as trustee under a post-annuity trust and a charitable remainder unitrust ("CRUT") established by Jeffrey R. Noordhoek, which shares may also be deemed to be beneficially owned by Mr. Noordhoek and are also included in the total number of shares beneficially owned by Mr. Noordhoek as set forth in this table, (b) a total of 349,987 shares held by Union Bank in various managed agency accounts and trusts for Deborah Bartels (a sister of Mr. Dunlap and Ms. Muhleisen), her spouse, and the adult sons of Ms. Bartels and her spouse, which shares may also be deemed to be beneficially owned by Ms. Bartels and are also included in the total number of shares beneficially owned by Ms. Bartels as set forth in this table, and (c) a total of 40,000 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established in 2020 by Terry J. Heimes and his spouse, which shares may also be deemed to be beneficially owned by Mr. Heimes and are also included in the total number of shares beneficially owned by Mr. Heimes as set forth in this table. The total of 480,000 shares held by the total of ten separate GRATs established by Ms. Muhleisen and Mr. Muheisen are also reported as beneficially owned by Ms. Muhleisen and are also included in the total number of shares beneficially owned by Ms. Muhleisen as set forth in this table, and the total of 240,000 shares held by the four separate GRATs established by Mr. Muhleisen are also reported as beneficially owned by Mr. Muhleisen and are also included in the total number of shares beneficially owned by Mr. Muhleisen as set forth in this table. The 510 shares held by the Butterfield GST Non-Exempt Marital Trust are also reported as beneficially owned by the Butterfield GST Non-Exempt Marital Trust and Ms. Butterfield and are also included in the total number of shares beneficially owned by each of them as set forth in this table. The total of 480,510 shares beneficially owned by trusts for which WRCM serves as investment adviser are also deemed to be beneficially owned by WRCM, and are also included in the total number of shares beneficially owned by WRCM as set forth in this table.
(4)Mr. Dunlap is deemed to have sole voting and investment power over a total of 267,039 shares of Class B common stock, which includes 194,344 shares held by Mr. Dunlap's spouse and 72,695 shares held by Mr. Dunlap. Mr. Dunlap is deemed to have shared voting and investment power over a total of 10,585,746 shares of Class B common stock, which includes (i) a total of 1,600,000 shares held by Dunlap Holdings, LLC, a family limited liability company which is controlled by Mr. Dunlap and his family, (ii) 1,586,691 shares owned by UFS, of which Mr. Dunlap is chairman, president, and treasurer and owns 50.0% of the outstanding capital stock, of which Ms. Butterfield is the other director, and of which the Butterfield GST Non-Exempt Marital Trust, for which WRCM serves as investment adviser with respect to shares of the Company’s stock held therein, including shares of the Company’s stock held by such trust indirectly through UFS, owns the remaining 50.0% of the outstanding capital stock, (iii) 881,550 shares held by Union Bank as trustee for a GRAT established by Mr. Dunlap in 2003, (iv) a total of 2,323,368 shares held in four separate GRATs established by Mr. Dunlap in 2011, three separate dynasty trusts established by Mr. Dunlap in 2011, and three separate post-annuity irrevocable trusts established under two separate other GRATs in connection with the expiration of the annuity terms of such other

GRATs that were established by Mr. Dunlap in 2011, for which trusts WRCM serves as investment adviser, (v) a total of 2,065,556 shares held in four separate GRATs established by Mr. Dunlap's spouse in 2015 and six separate post-annuity irrevocable trusts established under two separate other GRATs in connection with the 2020 expiration of the annuity terms of such other GRATs that were established by Mr. Dunlap’s spouse in 2015, for which trusts WRCM serves as investment adviser, (vi) a total of 165,000 shares held in six separate GRATs established by Mr. Dunlap in 2020, for which GRATs WRCM serves as investment adviser; (vii) a total of 240,000 shares held in six separate GRATs established by Mr. Dunlap’s spouse in 2020, for which GRATs WRCM serves as investment adviser; (viii) a total of 727,176 shares held in eight separate GRATs established in 2015 by Ms. Butterfield and Mr. Butterfield and two separate other trusts established by Mr. Butterfield in 2015, for which trusts WRCM serves as investment adviser, (ix) 210,047 shares held by the Stephen F. Butterfield GST Exempt Marital Trust (the “Butterfield GST Exempt Marital Trust”), an estate planning trust for the family of Mr. Butterfield, for which trust WRCM serves as investment adviser with respect to shares of the Company’s stock held therein, (x) 507,370 shares held by the Butterfield GST Non-Exempt Marital Trust, for which WRCM serves as investment adviser with respect to shares of the Company’s stock held therein; (xi) a total of 36,089 shares held by four separate trusts for the benefit of children of Mr. Butterfield established under the restated agreement for the Stephen F. Butterfield Revocable Living Trust, for which trusts WRCM serves as investment adviser with respect to shares of the Company’s stock held therein, (xii) 38,291 shares held by a charitable lead annuity trust ("CLAT") established by Mr. Butterfield in 2016, for which CLAT WRCM serves as investment adviser, (xiii) a total of 204,108 shares held by Union Bank as trustee under five separate irrevocable trusts for the benefit of Mr. Butterfield's children established upon the expiration in 2013 of the annuity term of a GRAT previously established by Mr. Butterfield, (xiv) a total of 300 shares held in increments of 100 shares by each of Mr. Dunlap's three adult sons, and (xv) a total of 200 shares held in increments of 100 shares by each of two separate dynasty trusts established by each of Mr. Dunlap and his spouse in 2019. Other than the shares discussed above for which it is noted that Mr. Dunlap is deemed to have sole voting and investment power, Mr. Dunlap disclaims beneficial ownership of the shares discussed above, except to the extent that Mr. Dunlap actually has or shares voting power or investment power with respect to such shares. The 1,586,691 shares owned by UFS are also reported as beneficially owned by UFS and by Ms. Butterfield and the Butterfield GST Non-Exempt Marital Trust, and are included in the total number of shares beneficially owned by each of them as set forth in this table. The 881,550 shares held by Union Bank as trustee for a GRAT established by Mr. Dunlap in 2003 and the total of 204,108 shares held by Union Bank as trustee for five separate irrevocable trusts for the benefit of Mr. Butterfield's children may also be deemed to be beneficially owned by Union Bank and Ms. Muhleisen, and are also included in the total number of shares beneficially owned by each of them as set forth in this table. The total of 727,176 shares held in eight separate GRATs established in 2015 by Ms. Butterfield and Mr. Butterfield and two separate other trusts established by Mr. Butterfield in 2015, the 210,047 shares held by the Butterfield GST Exempt Marital Trust, the 507,370 shares held by the Butterfield GST Non-Exempt Marital Trust, a total of 27,067 shares held in two of the four separate trusts for the benefit of children of Mr. Butterfield established under the restated agreement for the Stephen F. Butterfield Revocable Living Trust, the 38,291 shares held by a CLAT established by Mr. Butterfield in 2016, and a total of 100,650 shares held by Union Bank as trustee under two of the five separate irrevocable trusts for the benefit of Mr. Butterfield's children established upon the expiration in 2013 of the annuity term of a GRAT previously established by Mr. Butterfield may also be deemed to be beneficially owned by Ms. Butterfield, and are also included in the total number of shares beneficially owned by Ms. Butterfield as set forth in this table. The total of 7,899,588 shares beneficially owned by trusts for which WRCM serves as investment adviser, including, with respect to the Butterfield GST Non-Exempt Marital Trust, shares beneficially owned indirectly through the holding of 50.0% of the outstanding capital stock of UFS, which holds a total of 1,586,691 shares, are also deemed to be beneficially owned by WRCM, and are also included in the total number of shares beneficially owned by WRCM as set forth in this table.
(5)As reported in a Schedule 13G/A filed by Ms. Butterfield (on a joint basis with the Butterfield GST Non-Exempt Marital Trust) on February 11, 2021 and in a Form 4 filed for Ms. Butterfield on March 12, 2021, Ms. Butterfield is deemed to have shared voting and investment power with respect to 510 shares of Class A common stock held by the Butterfield GST Non-Exempt Marital Trust, for which Ms. Butterfield serves as a co-trustee and WRCM serves as investment adviser with respect to shares of the Company’s stock held therein. Such shares are also reported as beneficially owned by Mr. Dunlap, the Butterfield GST Non-Exempt Marital Trust, and WRCM, and are included in the total number of shares reported as beneficially owned by each of them in this table. The business address for Ms. Butterfield is c/o Gallagher & Kennedy, 2575 East Camelback Road, Phoenix, Arizona 85016.
(6)Ms. Butterfield has sole voting and investment power with respect to a total of 136,641 shares of Class B common stock held by Ms. Butterfield. Ms. Butterfield is deemed to have shared voting and investment power with respect to a total of 3,227,459 shares of Class B common stock, which include (i) 1,586,691 shares owned by UFS, of which the Butterfield GST Non-Exempt Marital Trust owns 50.0% of the outstanding capital stock, (ii) 507,370 shares held directly by the Butterfield GST Non-Exempt Marital Trust, for which trust Ms. Butterfield serves as a co-trustee and WRCM serves as investment adviser with investment power with respect to shares of the Company’s stock held by the trust and voting power with respect to shares of the Company’s stock held by the trust, including shares of the Company’s stock held indirectly through the holding of 50.0% of the outstanding capital stock of UFS, (iii) 210,047 shares held by the Butterfield GST Exempt Marital Trust, for which Ms. Butterfield serves as a co-trustee and WRCM serves as investment adviser with investment power with respect to shares of the Company’s stock held by the trust and voting power with respect to shares of the Company’s stock held by the trust, (iv) a total of 530,041 shares held in six separate GRATs established by Ms. Butterfield in 2015, for which GRATs WRCM serves as investment adviser, (v) a total of 160,347 shares held in two separate GRATs established by Mr. Butterfield in 2015, for which GRATs WRCM serves as investment adviser, (vi) a total of 100,650 shares held by Union Bank as trustee for two separate irrevocable trusts for the benefit of Mr. and Ms. Butterfield's minor children established upon the 2013 expiration of an annuity term of a GRAT previously established by Mr. Butterfield, (vii) 38,291 shares held by a CLAT established by Mr. Butterfield in 2016, for which CLAT WRCM serves as investment adviser, (viii) a total of 36,788 shares held in two separate trusts established by Mr. Butterfield in 2015 for the benefit of Ms. Butterfield’s two minor children, for which trusts WRCM serves as investment adviser, (ix) 29,967 shares held by the Estate of Stephen F. Butterfield, for which Ms. Butterfield serves as the Personal Representative, (x) a total of 27,067 shares held in two of the four separate trusts for the benefit of children of Mr. Butterfield established under the restated agreement for the Stephen F. Butterfield Revocable Living Trust, for which trusts WRCM serves as investment adviser with investment power with respect to shares of the Company’s stock held by the trusts and voting power with respect to shares of the Company’s stock held by the trusts, and (xi) a total of 200 shares held by Ms. Butterfield as UTMA custodian for Mr. and Ms. Butterfield’s minor children. Ms. Butterfield disclaims beneficial ownership of the shares held by UFS and the trusts discussed in this footnote, except to the extent that she actually has or shares voting power or investment power with respect to such shares. The 1,586,691 shares owned by UFS are also deemed to be beneficially owned by UFS and Mr. Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table. The total of 100,650 shares held by Union Bank as trustee for two separate irrevocable trusts established upon the 2013 expiration of an annuity term of a GRAT previously established by Mr. Butterfield may also be deemed to be beneficially owned by Union Bank, Mr. Dunlap, and Ms. Muhleisen, and are also included in the total number of shares beneficially owned by each of them as set forth in this table. The total of 3,096,642 shares held in trusts for which WRCM serves as investment adviser, including, with respect to the Butterfield GST Non-Exempt Marital Trust, shares held indirectly through the holding of 50% of the outstanding capital stock of UFS, which holds a total of 1,586,691 shares, are also deemed to be beneficially owned by WRCM and may also be deemed to be beneficially owned by Mr. Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table.
(7)As reported in a Schedule 13G/A filed by the Butterfield GST Non-Exempt Marital Trust (on a joint basis with Ms. Butterfield) on February 11, 2021, the Butterfield GST Non-Exempt Marital Trust is deemed to have shared voting and investment power with respect to 510 shares of Class A common stock held by the Butterfield GST Non-Exempt Marital Trust, for which Ms. Butterfield serves as a co-trustee and WRCM serves as investment adviser with respect to shares of the Company’s stock held therein. Such shares are also reported as beneficially owned by Ms. Butterfield, WRCM, and Mr. Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table.
(8)The Butterfield GST Non-Exempt Marital Trust is deemed to have shared voting and investment power with respect to (i) 1,586,691 shares owned by UFS, of which the Butterfield GST Non-Exempt Marital Trust owns 50% of the outstanding capital stock, and (ii) 507,370 shares held directly by the Butterfield GST Non-Exempt Marital Trust, for which WRCM serves as investment adviser with respect to shares of the Company’s stock held therein, including shares of the Company’s stock held indirectly through the holding of 50% of the outstanding capital stock of UFS. Such shares are also reported as beneficially owned by Ms. Butterfield, WRCM, and Mr. Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table.
(9)As reported in a Schedule 13G/A filed by Ms. Muhleisen on February 11, 2021, Ms. Muhleisen is deemed to have sole voting and investment power over 180,109 shares of Class A common stock held by Ms. Muhleisen. Ms. Muhleisen is deemed to have shared voting and investment power over a total of 5,814,641 shares of Class A common stock, which includes (i) 52,344 shares jointly owned by Ms. Muhleisen and her spouse, Dan D. Muhleisen, (ii) 2,097,362 shares owned by Mr. Muhleisen, (iii) 692,885 shares owned by Ms. Muhleisen's adult daughter, (iv) 681,538 shares owned by Ms. Muhleisen's adult son, (v) a total of 552,000 shares held in two separate irrevocable trusts established by Ms. Muhleisen and her spouse, of which the adult daughter and the adult son of Ms. Muhleisen and her spouse are the initial beneficiaries and for which Union Bank serves as trustee, (vi) a total of 352,170 shares held in four separate irrevocable trusts established upon the expiration of the annuity term of GRATs established by Ms. Muhleisen and her spouse, of which the adult daughter and the adult son of Ms. Muhleisen and her spouse are the beneficiaries and for which Union Bank serves as trustee, (vii) a total of 240,000 shares held by six separate GRATs established by Ms. Muhleisen in 2020, for which WRCM serves as investment adviser, (viii) a total of 240,000 shares held by four separate GRATs established by Mr. Muhleisen in 2020, for which WRCM serves as investment adviser, (ix) a total of 20,000 shares held in two separate dynasty trusts established by Ms. Muhleisen and her spouse in 2020, of which the adult daughter and the adult son of Ms. Muhleisen and her spouse are the initial beneficiaries, and (x) shares that are owned by entities that Ms. Muhleisen may be deemed to control, consisting of a total of 886,342 shares held by Union Bank for the accounts of miscellaneous other trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Ms. Muhleisen, a sister of Mr. Dunlap, is a director, chairperson, president, and chief executive officer of Union Bank and is a control person of Union Bank through F&M. Ms. Muhleisen disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except to the extent that she actually has or shares voting power or investment power with respect to such shares. The address for Ms. Muhleisen is c/o Union Bank and Trust Company, P.O. Box 82529, Lincoln, Nebraska 68501. With respect to the number of shares beneficially owned by Ms. Muhleisen that are held by Union Bank, the number of shares set forth in the table reflects the number of shares held by Union Bank as of December 31, 2020, as reported in a Schedule 13G/A filed by Union Bank on February 11, 2021.
(10)Ms. Muhleisen is deemed to have shared voting and investment power over a total of 1,085,658 shares of Class B common stock that are held by Union Bank as trustee, which includes 881,550 shares held by Union Bank as trustee for a GRAT established by Mr. Dunlap in 2003, and a total of 204,108 shares held by Union Bank as trustee for five separate irrevocable trusts for the benefit of Mr. Butterfield's children established upon the 2013 expiration of an annuity term of a GRAT previously established by Mr. Butterfield. Ms. Muhleisen disclaims beneficial ownership of the shares held by Union Bank as trustee for such GRAT and such five separate other trusts, except to the extent that Ms. Muhleisen actually has or shares voting power or investment power with respect to such shares. The total of 1,085,658 shares held by Union Bank as trustee for such GRAT and such five separate other trusts are also deemed to be beneficially owned by Union Bank and Mr. Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table. A total of 100,650 shares held by Union Bank as trustee for two of the five separate trusts for the benefit of Mr. Butterfield's children may also be deemed to be beneficially owned by Ms. Butterfield, and are also included in the total number of shares beneficially owned by Ms. Butterfield as set forth in this table.
(11)As reported in a Schedule 13G/A filed by Dunlap Holdings, LLC (on a joint basis with Mr. Dunlap and UFS) on February 11, 2021, Dunlap Holdings, LLC, a family limited liability company which is controlled by Mr. Dunlap and his family, is deemed to have shared voting and investment power with respect to 1,600,000 shares of Class B common stock that it owns. The 1,600,000 shares owned by Dunlap Holdings, LLC are also included in the total number of shares beneficially owned by Mr. Dunlap as set forth in this table.
(12)As reported in a Schedule 13G/A filed by Union Bank on February 11, 2021, Union Bank is deemed to have sole voting and investment power over 30,000 shares of Class A common stock held by the Union Bank profit sharing plan. Union Bank is deemed to have shared voting and investment power over 3,187,279 shares of Class A common stock, which includes (i) 18,000 shares held as trustee for a charitable foundation, (ii) a total of 140,625 shares held by Union Bank as trustee under a post-annuity trust and a CRUT established by Mr. Noordhoek, (iii) a total of 40,000 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established in 2020 by Mr. Heimes and his spouse, (iv) a total of 2,330,937 shares held by Union Bank in individual accounts for Ms. Muhleisen, Mr. Muhleisen, their adult daughter, and their adult son; and (v) a total of 657,717 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares. The address for Union Bank is P.O. Box 82529, Lincoln, Nebraska 68501; Attention: Angela L. Muhleisen, President. The number of shares of Class A common stock set forth in the table for Union Bank reflects the number of shares held by Union Bank as of December 31, 2020.
(13)Union Bank is deemed to have shared voting and investment power over a total of 1,085,658 shares of Class B common stock that are held by Union Bank as trustee for a GRAT established by Mr. Dunlap in 2003 and as trustee for five separate irrevocable trusts for the benefit of Mr. Butterfield's children, as discussed in footnote 10 above. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares.
(14)As reported in a Schedule 13G/A filed by Mr. Muhleisen on February 11, 2021, Mr. Muhleisen is deemed to have shared voting and investment power over a total of 4,688,299 shares of Class A common stock, which includes (i) 2,097,362 shares owned by Mr. Muhleisen; (ii) 52,344 shares owned jointly by Mr. Muhleisen and his spouse, Angela L. Muhleisen, (iii) 692,885 shares owned by Mr. Muhleisen's adult daughter, (iv) 681,538 shares owned by Mr. Muhleisen's adult son, (v) a total of 552,000 shares held in two separate irrevocable trusts established by Mr. Muhleisen and his spouse, of which the adult daughter and the adult son of Mr. Muhleisen and his spouse are the initial beneficiaries and for which Union Bank serves as trustee, (vi) a total of 352,170 shares held in four separate irrevocable trusts established upon the expiration of the annuity term of GRATs established by Mr. Muhleisen and his spouse, of which the adult daughter and the adult son of Mr. Muhleisen and his spouse are the beneficiaries and for which Union Bank serves as trustee, (vii) a total of 240,000 shares held by four separate GRATs established by Mr. Muhleisen in 2020, for which WRCM serves as investment adviser, and (viii) a total of 20,000 shares held in dynasty trusts established by Mr. Muhleisen and his spouse in 2020, of which the adult daughter and the adult son of Mr. Muhleisen and his spouse are the initial beneficiaries. All of the shares included as beneficially owned by Mr. Muhleisen are also included in the total number of shares beneficially owned by Ms. Muhleisen as set forth in this table, and the total of 240,000 shares held by four separate GRATs established by Mr. Muhleisen for which WRCM serves as investment adviser are also included in the total number of shares beneficially owned by WRCM as set forth in this table. Mr. Muhleisen disclaims beneficial ownership of the shares held in the trusts discussed above, except to the extent that he actually has or shares voting power or investment power with respect to such shares. The address for Mr. Muhleisen is 6321 Doecreek Circle, Lincoln, Nebraska 68516.
(15)On February 12, 2021, Dimensional Fund Advisors LP ("Dimensional") filed a Schedule 13G/A indicating that they beneficially owned 8.20% of the Company's Class A common stock as of December 31, 2020, with sole voting power over a total of 2,185,556 shares and sole dispositive power over a total of 2,224,342 shares. The amount set forth in the table reflects the number of shares reported in the Schedule 13G/A. Dimensional acts as investment advisor and manager to certain funds, and indicated that all shares reported in their 13G/A were owned by such funds. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(16)As reported in a Schedule 13G/A filed by Deborah Bartels on February 11, 2021, Ms. Bartels (a sister of Mr. Dunlap and Ms. Muhleisen) has sole voting and dispositive power over 1,195,855 shares of Class A common stock held by Ms. Bartels. Ms. Bartels is deemed to have shared voting and dispositive power over a total of 668,322 shares of Class A common stock, which includes (i) a total of 118,807 shares held in managed agency accounts for Ms. Bartels and her spouse by Union Bank; (ii) 115,965 shares held by Ms. Bartels' spouse; (iii) a total of 71,180 shares held by Union Bank as trustee for certain irrevocable trusts for the benefit of the adult sons of Ms. Bartels and her spouse ("Post-GRAT Trusts") established in connection with the expiration of the annuity term of GRATs established by Ms. Bartels and her spouse; (iv) a total of 160,000 shares held by Union Bank as trustee for certain irrevocable trusts established by Ms. Bartels and her spouse, of which the adult sons of Ms. Bartels and her spouse are the initial beneficiaries (the "2012 Dynasty Trusts"); and (v) a total of 202,370 shares held in certain tax and estate planning trusts established by Ms. Bartels and her spouse in 2020, of which the adult sons of Ms. Bartels and her spouse and another family member are the initial beneficiaries (the "2020 Dynasty Trusts"). Ms. Bartels disclaims beneficial ownership of the shares held in the Post-GRAT Trusts, the 2012 Dynasty Trusts, and the 2020 Dynasty Trusts, except to the extent that she actually has or shares voting power or dispositive power with respect to such shares. The total of 349,987 shares held in the managed agency accounts, the Post-GRAT Trusts, and the 2012 Dynasty Trusts may also be deemed to be beneficially owned by Union Bank, Mr. Dunlap, and Ms. Muhleisen, and are included in the total number of shares beneficially owned by each of them as set forth in this table.
(17)On February 10, 2021, The Vanguard Group ("Vanguard") filed a Schedule 13G/A indicating that they beneficially owned 5.78% of the Company's Class A common stock as of December 31, 2020, with shared voting power over 19,881 shares, sole dispositive power over 1,534,446 shares, and shared dispositive power over 37,065 shares. The amount set forth in the table reflects the number of shares reported in the Schedule 13G/A. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(18)As reported in a Schedule 13G/A filed by WRCM on February 11, 2021, WRCM is deemed to have shared voting and investment power with respect to a total of 480,510 shares of Class A common stock, which includes (i) a total of 480,000 shares held by the total of ten separate GRATs established in 2020 by Ms. Muhleisen and Mr. Muheisen as discussed above in footnotes 9 and 14, respectively; and (ii) 510 shares held by the Butterfield GST Non-Exempt Marital Trust as discussed above in footnote 7. Under the trusts, WRCM, an SEC-registered investment adviser, serves as investment adviser with investment and voting power with respect to shares of the Company’s stock held by the trusts. WRCM is not a beneficiary of any of the trusts. WRCM is a majority owned subsidiary of the Company, and the total of 480,510 shares of Class A common stock may also be deemed to be beneficially owned by Mr. Dunlap, and are included in the total number of shares beneficially owned by Mr. Dunlap as set forth in this table. The 510 shares of Class A common held by the Butterfield GST Non-Exempt Marital Trust may also be deemed to be beneficially owned by Ms. Butterfield, and are included in the total number of shares beneficially owned by Ms. Butterfield as set forth in this table.
(19)WRCM is deemed to have shared voting and investment power with respect to 7,899,588 shares of Class B common stock, including shares held in four separate GRATs and three separate other irrevocable trusts established by Mr. Dunlap in 2011, three separate post-annuity trusts established upon the expiration of the annuity term of two other separate GRATs established by Mr. Dunlap in 2011, four separate GRATs established by Mr. Dunlap's spouse in 2015, six separate post-annuity irrevocable trusts established under two separate other GRATs in connection with the 2020 expiration of the annuity terms of such other GRATs that were established by Mr. Dunlap’s spouse in 2015, six separate GRATs established by Mr. Dunlap in 2020, six separate GRATs established by Mr. Dunlap’s spouse in 2020, six separate GRATs established by Ms. Butterfield in 2015, two separate GRATs established by Mr. Butterfield in 2015, two separate trusts established by Mr. Butterfield in 2015 for the benefit of Ms. Butterfield’s two minor children, a CLAT established by Mr. Butterfield in 2016, the Butterfield GST Non-Exempt Marital Trust, the Butterfield GST Exempt Marital Trust, and four separate trusts for the benefit of children of Mr. Butterfield established under the restated agreement for the Stephen F. Butterfield Revocable Living Trust. Under the trusts, WRCM serves as investment adviser with voting and investment power with respect to shares of the Company’s stock held by the trusts, including, with respect to the Butterfield GST Non-Exempt Marital Trust, shares of the Company’s stock held indirectly through the holding of 50% of the outstanding capital stock of UFS, which holds a total of 1,586,691 shares of Class B common stock. WRCM is not a beneficiary of any of the trusts. The shares deemed to be beneficially owned by WRCM may also be deemed to be beneficially owned by Mr. Dunlap, and the shares held in the eight separate GRATs established by Ms. Butterfield and Mr. Butterfield in 2015, the two separate GRATs established by Mr. Butterfield in 2015 for the benefit of Ms. Butterfield’s two minor children, the CLAT established by Mr. Butterfield in 2016, the Butterfield GST Non-Exempt Marital Trust, the Butterfield GST Exempt Marital Trust, and two of the four separate trusts for the benefit of children of Mr. Butterfield established under the restated agreement for the Stephen F. Butterfield Revocable Living Trust are also reported as beneficially owned by Ms. Butterfield. For additional information regarding the shares held in trusts established by Mr. Dunlap and his spouse, and the shares held in trusts established by or with respect to Ms. Butterfield and Mr. Butterfield, see footnotes 4 and 6, respectively, above.
(20)As reported in a Schedule 13G/A filed by UFS (on a joint basis with Mr. Dunlap and Dunlap Holdings, LLC) on February 11, 2021, UFS is deemed to have shared voting and investment power with respect to 1,586,691 shares of Class B common stock that it owns. The address for UFS is 502 East John Street, Carson City, Nevada 89706. Mr. Dunlap and the Butterfield GST Non-Exempt Marital Trust each own 50.0% of the outstanding capital stock of UFS, and the 1,586,691 shares of Class B common stock owned by UFS are also reported as beneficially owned by each of Mr. Dunlap, Ms. Butterfield, the Butterfield GST Non-Exempt Marital Trust, and WRCM, and are included in the total number of shares beneficially owned by each of them as set forth in this table.
(21)Includes (i) a total of 40,000 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established in 2020 by Mr. Heimes and his spouse, (ii) 94,921 shares held by a revocable trust established in 2020 by Mr. Heimes, (iii) 50,000 shares held by a revocable trust established in 2020 by Mr. Heimes’ spouse, and (iv) 87 shares owned by Mr. Heimes' spouse. A total of 50,000 shares are pledged as collateral for a line of credit agreement, under which approximately $225,000 was drawn as of February 26, 2021. Mr. Heimes is deemed to have shared voting and investment power with respect to the total of 40,000 shares held by Union Bank as trustee, and such shares may also be deemed to be beneficially owned by Union Bank, Mr. Dunlap, and Ms. Muhleisen and are included in the total number of shares beneficially owned by each of them as set forth in this table.

(22)Includes 156,889 shares jointly owned by Mr. Kruger and his spouse.
(23)Includes 311,008 shares held by Mr. Noordhoek’s restated revocable trust dated August 9, 2016, 126,462 shares held by Union Bank as trustee under an irrevocable trust established upon the expiration of the annuity term of a GRAT established by Mr. Noordhoek in 2003, and 14,163 shares held by Union Bank as trustee under a CRUT established by Mr. Noordhoek. Mr. Noordhoek is deemed to have shared voting and investment power with respect to the total of 140,625 shares held by Union Bank as trustee under the post-annuity trust and the CRUT, and such shares may also be deemed to be beneficially owned by Union Bank, Mr. Dunlap, and Ms. Muhleisen and are included in the total number of shares beneficially owned by each of them as set forth in this table.
(24)Includes 60,641 shares that Mr. Abel has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan. Also includes 500 shares owned by Mr. Abel's spouse.
(25)Includes 23,930 shares that Mr. Cintani has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.
(26)Includes 30,614 shares that Ms. Farrell has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.
(27)Includes 45,224 shares that Mr. Henning has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan and 3,102 shares owned by Mr. Henning's spouse.
(28)Includes 49,515 shares that Ms. Rath has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.

Additional Beneficial Ownership Information for Michael S. Dunlap, Shelby J. Butterfield, and Angela L. Muhleisen
As of February 26, 2021
		Number of shares beneficially owned			Percentage of shares beneficially owned (1)			Percentage of combined voting power of all classes of stock (2)
Name		Class A	Class B	Total	Class A	Class B	Total

Michael S. Dunlap:	(3)
Shares held directly by Mr. Dunlap and his spouse		1,969,574	267,039	2,236,613	7.2%	2.4%	5.8%	3.3%
Shares held by Dunlap Holdings, LLC	(4)	—	1,600,000	1,600,000	—	14.3%	4.2%	11.5%
Shares held by Union Bank for 2003 Dunlap GRAT	(5)	—	881,550	881,550	—	7.9%	2.3%	6.4%
Shares held by WRCM-managed 2011 Dunlap GRATs and other trusts	(6)	—	2,323,368	2,323,368	—	20.8%	6.1%	16.7%
Shares held by WRCM-managed 2015 Dunlap GRATs and post-annuity trusts	(6)	—	2,065,556	2,065,556	—	18.5%	5.4%	14.9%
Shares held by WRCM-managed 2020 Dunlap GRATs	(6)	—	405,000	405,000	—	3.6%	1.1%	2.9%
All of the shares held by 50%-owned UFS	(7)	—	1,586,691	1,586,691	—	14.2%	4.1%	11.4%
Shares held by WRCM-managed Butterfield trusts	(6)	510	1,518,973	1,519,483	*	13.6%	4.0%	10.9%
Shares held by WRCM-managed Muhleisen GRATs	(6)	480,000	—	480,000	1.8%	—	1.3%	*
Shares held by Union Bank for other persons:	(5)
For Muhleisen accounts		2,330,937	—	2,330,937	8.6%	—	6.1%	1.7%
For Bartels accounts	(8)	349,987	—	349,987	1.3%	—	*	*
For Butterfield trusts		—	204,108	204,108	—	1.8%	*	1.5%
For Noordhoek trusts	(9)	140,625	—	140,625	*	—	*	*
For Heimes trusts	(10)	40,000	—	40,000	*	—	*	*
For other accounts		355,730	—	355,730	1.3%	—	*	*
Other shares		7,358	500	7,858	*	*	*	*
Totals for Michael S. Dunlap		5,674,721	10,852,785	16,527,506	20.9%	97.3%	43.1%	82.3%

Shelby J. Butterfield:	(11)
Shares held directly by Ms. Butterfield		—	136,641		136,641	—	1.2%	*	1.0%
All of the shares held by 50%-owned UFS	(7)	—	1,586,691		1,586,691	—	14.2%	4.1%	11.4%
Shares directly held by WRCM-managed Butterfield trusts	(6)	510	1,509,951	(12)	1,510,461	*	13.5%	3.9%	10.9%
Shares held by Union Bank for Butterfield trusts	(5)	—	100,650		100,650	—	*	*	*
Shares held by Stephen F. Butterfield Estate		—	29,967		29,967	—	*	*	*
Other shares		—	200		200	—	*	*	*
Totals for Shelby J. Butterfield		510	3,364,100		3,364,610	*	30.2%	8.8%	24.2%

Angela L. Muhleisen:	(13)
Shares held directly by Ms. Muhleisen and her spouse		2,329,815	—		2,329,815	8.6%	—	6.1%	1.7%
Shares held by WRCM-managed Muhleisen GRATs	(6)	480,000	—		480,000	1.8%	—	1.3%	*
Shares held by Union Bank for other Muhleisen accounts		2,278,593	—		2,278,593	8.4%	—	5.9%	1.6%
Shares held by Muhleisen dynasty trusts		20,000	—		20,000	*	—	*	*
Shares held by Union Bank for other persons:	(5)
For 2003 Dunlap GRAT		—	881,550		881,550	—	7.9%	2.3%	6.4%
For Bartels accounts	(8)	349,987	—		349,987	1.3%	—	*	*
For Butterfield trusts		—	204,108		204,108	—	1.8%	*	1.5%
For Noordhoek trusts	(9)	140,625	—		140,625	*	—	*	*
For Heimes trusts	(10)	40,000	—		40,000	*	—	*	*
For other accounts		355,730	—		355,730	1.3%	—	*	*
Totals for Angela L. Muhleisen		5,994,750	1,085,658		7,080,408	22.0%	9.7%	18.5%	12.1%
* Less than 1%.
(1)Based on 27,196,862 shares of Class A common stock and 11,154,171 shares of Class B common stock outstanding as of February 26, 2021.
(2)These percentages reflect the different voting rights of the Company's Class A common stock and Class B common stock under the Company's Articles of Incorporation. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company's shareholders.
(3)See footnotes (3) and (4) with respect to the line item for Mr. Dunlap in the Beneficial Ownership table above.
(4)See footnote (11) with respect to the line item for Dunlap Holdings, LLC in the Beneficial Ownership table above.
(5)Union Bank and Trust Company (“Union Bank”) is indirectly controlled by Mr. Dunlap and his sister Angela L. Muhleisen through Farmers & Merchants Investment Inc. (“F&M”). See footnotes (12) and (13) with respect to the line item for Union Bank in the Beneficial Ownership table above.
(6)Whitetail Rock Capital Management, LLC (“WRCM”) is a majority-owned subsidiary of the Company. See footnotes (18) and (19) with respect to the line item for WRCM in the Beneficial Ownership table above.
(7)Union Financial Services, Inc. (“UFS”) is 50.0% owned by Mr. Dunlap and 50.0% owned by the Stephen F. Butterfield GST Non-Exempt Marital Trust (the “Butterfield GST Non-Exempt Marital Trust”). See footnote (20) with respect to the line item for UFS in the Beneficial Ownership table above. See also footnotes (7) and (8) with respect to the line item for the Butterfield GST Non-Exempt Marital Trust in the Beneficial Ownership table above.
(8)Deborah Bartels is a sister of Mr. Dunlap and Ms. Muhleisen. See footnote (16) with respect to the line item for Ms. Bartels in the Beneficial Ownership table above.
(9)See footnote (23) with respect to the line item for Jeffrey R. Noordhoek in the Beneficial Ownership table above.

(10)See footnote (21) with respect to the line item for Terry J. Heimes in the Beneficial Ownership table above.
(11)See footnotes (5) and (6) with respect to the line item for Ms. Butterfield in the Beneficial Ownership table above.
(12)Excludes shares held in WRCM-managed trusts for the benefit of Stephen F. Butterfield’s adult children from his first marriage.
(13)See footnotes (9) and (10) with respect to the line item for Ms. Muhleisen in the Beneficial Ownership table above.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC reports of ownership of Company securities and changes in reported ownership. Based solely on a review of information furnished to the Company and contained in reports filed with the SEC, as well as written representations from reporting persons that all reportable transactions were reported, the Company believes that during the year ended December 31, 2020, the Company’s executive officers, directors, and greater than ten percent beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except as noted below.
A Form 4 report for Jeffrey R. Noordhoek filed on March 12, 2021 included the late reporting of one transaction relating to a gift transfer of 16,426 shares of Class A common stock by Mr. Noordhoek to his revocable trust in 2007, which transaction did not change the total number of shares beneficially owned by Mr. Noordhoek, for which a Form 5 was not timely filed due to an inadvertent administrative oversight. Subsequent to December 31, 2020, a Form 4 report for William J. Munn reporting one transaction relating to a Rule 10b5-1 plan sale of 2,000 shares of Class A common stock on February 9, 2021 was inadvertently filed late on February 23, 2021 due to an administrative oversight.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

The Company has adopted written policies and procedures for the Nominating and Corporate Governance Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest. For purposes of this policy, a “related person” means (i) any of our directors, executive officers, or nominees for director, (ii) any shareholder that beneficially owns more than five percent of the Company's outstanding shares of common stock, and (iii) any immediate family member of the foregoing. The Nominating and Corporate Governance Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee may, in its discretion, submit certain transactions to the full Board of Directors for approval where it deems appropriate.

In determining whether to approve or ratify a transaction, the Nominating and Corporate Governance Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The policy also provides for the delegation of its authority to the Chairman of the Nominating and Corporate Governance Committee for any related person transaction requiring pre-approval or ratification between meetings of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to see that they are in compliance with the policy and remain appropriate.

All approved related party transactions are communicated to the full Board of Directors by the Chairman of the Nominating and Corporate Governance Committee, or his designee. Mr. Dunlap beneficially owns shares representing 82.3% of the combined voting power of the Company's shareholders as of February 26, 2021. Because of his beneficial ownership, Mr. Dunlap can effectively elect each member of the Board of Directors, including all members of the Nominating and Corporate Governance Committee, and has the power to defeat or remove each member.

Although there is no formal requirement for executive management of the Company to approve related party transactions, executive management reviews all related party transactions. Upon reviewing related party transactions, executive management takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. As Executive Chairman and controlling shareholder of the Company, Mr. Dunlap effectively has control over each member of the Company's executive management, who were initially hired by Mr. Dunlap and can be fired or otherwise penalized at his direction.

During 2020, the Company entered into certain transactions and had business arrangements with Union Bank and Trust Company, Farmers & Merchants Investment Inc. ("F&M"), Mr. Dunlap, Hudl, Assurity Life Insurance Company ("Assurity"), Shelby J. Butterfield, and various Ameritas entities. These transactions were reviewed and approved or ratified by the Nominating and Corporate Governance Committee and reviewed by executive management. Union Bank and Trust Company, F&M, Hudl, Assurity, Ms. Butterfield, and the Ameritas entities are related persons as discussed below. We cannot affirm whether or not the fees and terms of each transaction are substantially the same terms as those prevailing at the time for transactions with persons that do not have a relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). However, all related party transactions are based on available market information for comparable assets, products, and services and are extensively negotiated.

•Union Bank and Trust Company and Farmers & Merchants Investment Inc. - Union Bank is controlled by F&M, which owns 81.5% of Union Bank's common stock and 15.5% of Union Bank's non-voting non-convertible preferred stock. Certain grantor retained annuity trusts established by Michael S. Dunlap, a significant shareholder, Executive Chairman, and a member of the Board of Directors of the Company, and his spouse, own a total of 50.4% of the outstanding voting common stock of F&M, and a certain grantor retained annuity trust established by Mr. Dunlap’s sister, Angela L. Muhleisen, owns 49.2% of the outstanding voting common stock of F&M. In addition, Mr. Dunlap and his family and Ms. Muhleisen and her family own a total of 8.9 percent and 7.9 percent, respectively, of F&M's outstanding non-voting preferred stock, which amounts are convertible into shares of F&M common stock which would currently represent an additional 3.0 percent and 2.8 percent, respectively, of F&M's outstanding common stock on an as converted basis. Mr. Dunlap serves as a Director and Chairman of F&M, and as a Director of Union Bank. Ms. Muhleisen serves as a Director and Chief Executive Officer of F&M and as a Director, Chairperson, President, and Chief Executive Officer of Union Bank. Union Bank is deemed to have beneficial ownership of a significant number of shares of Nelnet because it serves in a capacity of trustee or account manager for various trusts and accounts holding shares of the Company, and may share voting and/or investment power with respect to such shares. At February 26, 2021, Union Bank was deemed to beneficially own 11.2% of the Company's common stock. The stock holdings of Union Bank are deemed to be beneficially owned by both Mr. Dunlap and Ms. Muhleisen. At February 26, 2021, Mr. Dunlap beneficially owned 43.1% of the Company's outstanding common stock and Ms. Muhleisen beneficially owned 18.5% of the Company's outstanding common stock.

•Hudl - Hudl is an online video and coaching tools software company for athletes of all levels, of which Mr. Graff, who has served on the Company's Board of Directors since 2014, is CEO, co-founder, and a director.

•Assurity - Assurity is a company which offers a variety of disability income and critical illness protection, life insurance, and annuity products, of which Mr. Henning, who has served on the Company's Board of Directors since 2003, is President and CEO.

•Ms. Butterfield - Ms. Butterfield is a significant shareholder of the Company, and is also a co-trustee of the Stephen F. Butterfield GST Non-Exempt Marital Trust (the "Butterfield GST Non-Exempt Marital Trust"), which is also a significant shareholder of the Company. As of February 26, 2021, Ms. Butterfield and the Butterfield GST Non-Exempt Marital Trust beneficially owned 8.8% and 5.5%, respectively, of the Company's outstanding common stock.

•Ameritas - Ameritas Mutual Holding Company, Ameritas Holding Company, and Ameritas Life Insurance Corp. (collectively referred to herein as “Ameritas”) are entities based in Lincoln, Nebraska that offer a wide range of insurance and financial products and services to individuals, families, and businesses. Ms. Martin, who became a member of the Company’s Board of Directors on March 19, 2020, serves as a director and vice chair for the Ameritas entities. Ms. Martin served for many years as chief executive officer of Ameritas Mutual Holding Company and as chair of Ameritas Life Insurance Corp., which is owned by Ameritas Holding Company, until her retirement from those positions effective January 10, 2020. In addition, Mr. Abel is chair of Ameritas Mutual Holding Company and Ameritas Holding Company, and a director of Ameritas Life Insurance Corp.

Transactions with Union Bank

The Company has entered into certain contractual arrangements with Union Bank. These transactions include:

•Loan purchases - During 2020, the Company purchased $144.9 million (par value) of private education loans from Union Bank. The net premium paid by the Company on these loan acquisitions was $2.6 million.

In addition, the Company has an agreement with Union Bank in which the Company provides marketing, origination, and loan servicing services to Union Bank related to private education loans. Union Bank paid $2.0 million in marketing fees to the Company in 2020 under this agreement.

•Loan servicing - As of December 31, 2020, the Company serviced $331.3 million of loans for Union Bank. Servicing and origination fee revenue earned by the Company from servicing loans for Union Bank was $0.7 million for the year ended December 31, 2020.

•Funding - Participation Agreements

◦The Company maintains an agreement with Union Bank, as trustee for various grantor trusts, under which Union Bank has agreed to purchase from the Company participation interests in student loans. The Company uses this facility as a source to fund FFELP student loans. As of December 31, 2020, $874.2 million of loans were subject to outstanding participation interests held by Union Bank, as trustee, under this agreement. The agreement automatically renews annually and is terminable by either party upon five business days' notice. This agreement provides beneficiaries of Union Bank's grantor trusts with access to investments in interests in student loans, while providing liquidity to the Company on a short term basis. The Company can participate loans to Union Bank to the extent of availability under the grantor trusts, up to $900 million or an amount in excess of $900 million if mutually agreed to by both parties.

◦In addition, the Company maintains an agreement with Union Bank, as trustee for various grantor trusts, under which Union Bank has agreed to purchase from the Company participation interests in student loan asset-backed securities. As of December 31, 2020, $118.6 million of student loan asset-backed securities were subject to outstanding participation interests held by Union Bank, as trustee, under this agreement. The agreement automatically renews annually and is terminable by either party upon five business days' notice. The Company can participate student loan asset-backed securities to Union Bank to the extent of availability under the grantor trusts, up to $100.0 million or an amount in excess of $100.0 million if mutually agreed to by both parties. Student loan asset-backed securities under this agreement have been accounted for by the Company as a secured borrowing.

•Funding - Real Estate

◦401 Building, LLC (“401 Building”) is an entity that was established in 2015 for the sole purpose of acquiring, developing, and owning a commercial real estate property in Lincoln, Nebraska. The Company owns 50% of 401 Building. On May 1, 2018, Union Bank, as lender, received a $1.5 million promissory note from 401 Building. The promissory note carries an interest rate of 6.00% and has a maturity date of December 1, 2032.

◦330-333, LLC (“330-333”) is an entity that was established in 2016 for the sole purpose of acquiring, developing, and owning a commercial real estate property in Lincoln, Nebraska. The Company owns 50% of 330-333. On October 22, 2019, Union Bank, as lender, received a $162,000 promissory note from 330-333. The promissory note carries an interest rate of 6.00% and has a maturity date of December 1, 2032.

◦12100.5 West Center, LLC ("West Center") is an entity that was established in 2016 for the sole purpose of acquiring, developing, and owning a commercial real estate property in Omaha, Nebraska. The Company owns 33.33% of West Center. On October 29, 2019, Union Bank, as lender, received a $2.9 million promissory note from West Center. The promissory note carries an interest rate of 3.85% and has a maturity date of October 30, 2024.

•Operating cash - The majority of the Company's cash operating bank accounts are maintained at Union Bank. The Company also invests cash in the Short term Federal Investment Trust (“STFIT”) of the Student Loan Trust Division of Union Bank, which the Company uses as operating cash accounts and accounts to hold customer funds as a loan servicer and payments provider before remitting such funds to lending entities and schools, respectively. As of December 31, 2020, the Company had $285.6 million deposited at Union Bank in operating accounts or invested in the STFIT. Interest income earned from cash deposited in these accounts for the year ended December 31, 2020 was $0.5 million.

•529 Plan administration - The Company provides certain 529 Plan administration services to certain college savings plans (the “College Savings Plans”) through a contract with Union Bank, as the program manager. Union Bank is entitled to a fee as program manager pursuant to its program management agreement with the College Savings Plans. In 2020, the Company received fees of $1.3 million from Union Bank related to the Company's administration services provided to the College Savings Plans.

During 2020, certain call center services were provided by the Company to Union Bank for College Savings Plan clients. Fees received from Union Bank for such services in 2020 was approximately $62,000.

Additionally, Union Bank, as the program manager for the College Savings Plans, has agreed to allocate plan bank deposits to Nelnet Bank. As of December 31, 2020, Nelnet Bank had received $48.4 million in deposits from the funds offered under the College Savings Plans.
•Lease arrangements - Union Bank leases approximately 4,000 square feet of office space in the Company's corporate headquarters building. During 2020, Union Bank paid the Company approximately $80,000 for rent. The lease agreement expires on June 30, 2023.

•Other fees paid to Union Bank - During 2020, the Company paid Union Bank approximately $279,000 for cash management, trustee, and health savings account maintenance fees.

•Other fees received from Union Bank - During 2020, the Company received approximately $590,000 from Union Bank related to employee sharing arrangements and for providing communications services.

•Investment services - Union Bank has established various trusts whereby Union Bank serves as trustee for the purpose of purchasing, holding, managing, and selling investments in student loan asset-backed securities. WRCM, an SEC-registered investment advisor and a majority owned subsidiary of the Company, has a management agreement with Union Bank, under which WRCM performs various advisory and management services on behalf of Union Bank with respect to investments in securities by the trusts, including identifying securities for purchase or sale by the trusts. The agreement provides that Union Bank will pay to WRCM annual fees of 25 basis points on the outstanding balance of the investments in the trusts. As of December 31, 2020, the outstanding balance of investments in the trusts was $1.2 billion. In addition, Union Bank will pay additional fees to WRCM of up to 50 percent of the gains from the sale of securities from the trusts or securities being called prior to the full contractual maturity. During 2020, the Company earned $9.8 million of fees under this agreement.

WRCM also has management agreements with Union Bank under which it is designated to serve as investment advisor with respect to the assets (principally Nelnet stock) within several trusts established by Mr. Dunlap and his spouse, and Ms. Muhleisen and her spouse. Union Bank serves as trustee for the trusts. Per the terms of the agreements, Union Bank pays WRCM five basis points (annually) of the aggregate value of the assets of the trusts as of the last day of each calendar quarter. As of December 31, 2020, WRCM was the investment advisor with respect to a total of 480,000 shares and 4.8 million shares of the Company's Class A and Class B common stock, respectively, held directly by these trusts. During 2020, the Company earned approximately $141,000 of fees under these agreements.

WRCM has established private investment funds for the primary purpose of purchasing, selling, investing, and trading, directly or indirectly, in student loan asset-backed securities, and to engage in financial transactions related thereto. Mr. Dunlap, Jeffrey R. Noordhoek (Chief Executive Officer of the Company), Ms. Muhleisen and her spouse, and WRCM have invested $1.2 million, $1.1 million, $5.3 million, and $0.3 million, respectively, in certain of these funds. Based upon the current level of holdings by non-affiliated limited partners, the management agreements provide non-affiliated limited partners the ability to remove WRCM as manager without cause. WRCM earns 50 basis points (annually) on the outstanding balance of the investments in these funds, of which WRCM pays approximately 50 percent of such amount to Union Bank as custodian. As of December 31, 2020, the total outstanding balance of investments in these funds was $134.3 million. During 2020, the Company paid Union Bank $0.3 million as custodian of the funds.

•Defined contribution plan - Union Bank administers the Company's 401(k) defined contribution plan. Fees paid to Union Bank to administer the plan, approximately $447,000 in 2020, are paid by the plan's participants.

•Nelnet Bank - Upon the launch of its operations on November 2, 2020, Nelnet Bank entered into agreements with Union Bank in which Union Bank provides investment custodial services and correspondent bank services. Fees paid during 2020 by Nelnet Bank to Union Bank under these agreements were not significant.

The net aggregate impact on the Company's consolidated statements of income for the year ended December 31, 2020 related to the transactions with Union Bank as described above was income (before income taxes) of approximately $15 million.

The Company intends to maintain its relationship with Union Bank, which the Company's management believes provides certain benefits to the Company. Those benefits include Union Bank's knowledge of and experience in the FFELP industry, its willingness to provide services, and at times liquidity and capital resources, on an expedient basis, and the proximity of Union Bank to the Company's corporate headquarters located in Lincoln, Nebraska.

The majority of transactions and arrangements with Union Bank are not offered to unrelated third parties or subject to competitive bids. Accordingly, these transactions and arrangements not only present conflicts of interest, but also pose the risk to the Company's shareholders that the terms of such transactions and arrangements may not be as favorable to the Company as it could receive from unrelated third parties. Moreover, the Company may have and/or may enter into contracts and business transactions with related parties that benefit Mr. Dunlap and his sister, as well as other related parties, that may not benefit the Company and/or its minority shareholders.

Transactions with F&M

The Company, F&M, and the holding company of BankFirst of Norfolk, Nebraska ("BankFirst"), of which Mr. Dunlap is a member of the Board of Directors, have co-invested a total of $10.3 million, $4.6 million, and $1.7 million, respectively, in a Company-managed limited liability company that invests in renewable energy (solar). As part of these transactions, the Company receives management and performance fees under a management agreement. During 2020, the Company earned approximately $46,000 and $15,000 of management fees under this agreement, from F&M and BankFirst, respectively.

Transactions with Mr. Dunlap

The Company owns an 82.5% interest in an aircraft due to the frequent business travel needs of the Company's executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company's headquarters are located. An entity owned by Mr. Dunlap (which entity is referred to herein as “MSD”) owns the remaining 17.5% interest in the same aircraft. The aircraft joint ownership agreement between the Company and MSD for this aircraft provides that it will continue in effect on a month to month basis until terminated by mutual agreement, and that MSD has the right to require the Company to purchase MSD’s interest in the aircraft for an amount based on the aircraft's fair market value at that time. If the term of the joint ownership agreement is not extended by agreement of the Company and MSD, the aircraft must be sold and the net proceeds from the sale distributed to the Company and MSD in proportion to their ownership percentages. Under an aircraft maintenance agreement among the Company, MSD, and an unrelated aviation service company, the Company and MSD paid a total of $0.8 million in management fees to the service company in 2020 based on the Company's and MSD's respective ownership percentages. The maintenance agreement also provides that the Company must pay for all flight operating expenses for each flight conducted on its behalf, with a corresponding obligation by MSD, and that both the Company and MSD must pay their pro-rata portion, based on actual use percentages, of the cost of maintaining the aircraft.

On June 26, 2020, Nelnet Bank, Nelnet, Inc., and Mr. Dunlap (as Nelnet, Inc.’s controlling shareholder) entered into a Capital and Liquidity Maintenance Agreement and a Parent Company Agreement with the FDIC in connection with Nelnet, Inc.’s role as a source of financial strength for Nelnet Bank. As part of the Capital and Liquidity Maintenance Agreement, Nelnet, Inc. is obligated to (i) contribute capital to Nelnet Bank for it to maintain capital levels that meet FDIC requirements for a “well capitalized” bank, including a leverage ratio of capital to total assets of at least 12 percent; (ii) provide and maintain an irrevocable asset liquidity takeout commitment for the benefit of Nelnet Bank in an amount equal to the greater of either 10 percent of Nelnet Bank’s total assets or such additional amount as agreed to by Nelnet Bank and Nelnet, Inc.; (iii) provide additional liquidity to Nelnet Bank in such amount and duration as may be necessary for Nelnet Bank to meet its ongoing liquidity obligations; and (iv) establish and maintain a pledged deposit of $40.0 million with Nelnet Bank.

Transactions with Hudl

Prior to 2020, the Company and Mr. Dunlap, along with his children, held combined direct and indirect equity ownership interests in Hudl. On May 20, 2020, the Company made an additional equity investment in Hudl of approximately $26 million, as one of the participants in an equity raise completed by Hudl. The Company's and Mr. Dunlap's direct and indirect equity ownership interests in Hudl, which consist of preferred stock with certain liquidation preferences that are considered substantive, did not materially change as a result of Hudl's equity raise, and are currently 19.6% and 3.7%, respectively.

The Company holds a promissory note issued by Hudl for approximately $120,000 in certain fees paid by the Company on behalf of Hudl in December 2015 related to the construction of a building for Hudl's corporate headquarters in Lincoln, Nebraska. The promissory note is interest-free and repayment by Hudl is contingent upon its receipt of certain future refunds from the City of Lincoln based on future job creation.

The Company owns 25 percent of TDP Phase Three, LLC ("TDP"), an entity established during 2015 for the sole purpose of developing and operating a commercial building in Lincoln, Nebraska that is the corporate headquarters for Hudl and in which Hudl is the primary tenant. As of December 31, 2020, TDP had four notes payable outstanding totaling $23.6 million, of which recourse to the Company on these notes is equal to its ownership percentage of TDP.

Hudl has a $30.0 million unsecured line of credit with Union Bank, which expires on December 31, 2021.

Transactions with Assurity Life Insurance Company

During the year ended December 31, 2020, Nelnet Business Solutions, a subsidiary of the Company, paid $1.8 million to Assurity for insurance premiums for insurance on certain tuition payment plans. As part of providing the tuition payment plan insurance to Nelnet Business Solutions, Assurity entered into a reinsurance agreement with the Company's insurance subsidiary, under which Assurity paid the Company's insurance subsidiary reinsurance premiums of $1.4 million in 2020, and the Company's insurance subsidiary paid claims on such reinsurance to Assurity of $1.0 million in 2020. In addition, Assurity pays Nelnet Business Solutions a partial refund annually based on claim experience, which was approximately $64,000 in 2020.

During the year ended December 31, 2020, the Company made available to its employees certain voluntary insurance products through Assurity. Premiums are paid by participants and are remitted to Assurity by the Company on behalf of the participants. The Company remitted to Assurity approximately $538,000 in premiums related to these products during 2020.

During 2020, Assurity invested approximately $1.2 million in a Company-managed limited liability company that invests in renewable energy (solar). As part of this transaction, the Company receives management and performance fees under a management agreement. During the year ended December 31, 2020, the Company earned approximately $12,000 in management fees from Assurity under this agreement.

Both the aggregate of the payments made by the Company to Assurity during 2020, and the aggregate of the payments received by the Company from Assurity during 2020, were less than 2% of Assurity's gross revenues for 2020.

Transactions with Ms. Butterfield

On May 27, 2020, the Company repurchased, in a privately negotiated transaction under the Company’s existing stock repurchase program, a total of 100,000 shares of the Company’s Class A common stock (the “Repurchased Shares”) from Ms. Butterfield. The shares were repurchased at a discount to the closing market price of the Company's Class A common stock as of May 27, 2020, which closing market price was $51.15 per share, and the transaction was separately approved by the Company’s Board of Directors. Immediately prior to the Company’s repurchase of the Repurchased Shares, the Repurchased Shares were shares of the Company’s Class B common stock that Ms. Butterfield converted to shares of Class A common stock.

WRCM has management agreements with Union Bank under which it is designated to serve as investment advisor with respect to the Nelnet stock within several trusts established by Ms. Butterfield and Stephen F. Butterfield (who passed away in 2018). Union Bank serves as trustee for the trusts. Per the terms of the agreements, Union Bank pays WRCM five basis points (annually) of the aggregate value of the Nelnet stock in the trusts as of the last day of each calendar quarter. As of December 31, 2020, WRCM was the investment advisor with respect to a total of 510 shares and 2.3 million shares of the Company's Class A and Class B common stock, respectively, held directly and indirectly by these trusts. During 2020, the Company earned approximately $63,000 of fees under these agreements.

Transactions with Ameritas

The Company and Ameritas have each invested approximately $800,000 for a 50 percent ownership interest in BenefitEd, a joint venture started in 2017 to help employers offer student loan repayment as an employee benefit by directly contributing toward an employee’s student loan balance. The Company does not consolidate or control BenefitEd. The Company provides accounting and payment processing services to BenefitEd, and Ameritas provides marketing services. The total value of these services in 2020 was approximately $430,000 and $185,000, respectively.

During the year ended December 31, 2020, the Company used Ameritas Life Insurance Corp. to process claims related to the dental insurance plan the Company makes available to its employees and of which the Company self-insures. The total fee paid to Ameritas Life Insurance Corp. in 2020 was approximately $169,000.

The Company and Ameritas have co-investments in certain real estate projects focused on the development of commercial and multi-family properties throughout the United States. As of December 31, 2020, the book value of the Company’s co-investments in these projects was $1.9 million. Additionally, as part of the co-investment transactions with Ameritas, the Company and Ameritas entered into an agreement under which the Company pays Ameritas a management fee related to each real estate project. The total fee paid in 2020 to Ameritas under this agreement was approximately $120,000.

Ameritas owns a building in Lincoln, Nebraska where the Company leases approximately 40,000 square feet of office space. During 2020, the Company paid Ameritas approximately $590,000 in rent for this space.

Other Employment Relationships

Mr. Cintani, who serves on the Company's Board of Directors, has a son, Brian Cintani, 44, who is employed by the Company as an experienced financial analyst in the Company's capital markets group. During the year ended December 31, 2020, Brian Cintani's total compensation was less than $200,000. Brian Cintani has been employed by the Company since 2002 and his employment preceded Mr. Cintani's service as a director which began in May 2012.

Mr. Dunlap has a son, Matthew Dunlap, 32, who is employed by the Company as a Managing Director in the Nelnet Business Solutions operating segment. During the year ended December 31, 2020, Matthew Dunlap's total compensation was less than $300,000. Matthew Dunlap has been employed by the Company since 2017.

Other Transactions

Though not required to be disclosed under Item 404(a) of Regulation S-K, below are transactions and relationships the Company had with other related parties during 2020.

NEBCO, Inc. is a family-owned company based in Lincoln, Nebraska with interests in the manufacture of concrete building materials, road construction, insurance, mining, railroading, farming, and real estate, of which Mr. Abel, who has served on the Company's Board of Directors since 2003, is CEO. During 2020, ALLO, a majority owned communications subsidiary of the Company until December 21, 2020, paid a subsidiary of NEBCO $11,000 for construction rock products related to the construction and expansion of ALLO's fiber optic network in Lincoln, Nebraska. In addition, the Company has 50 percent ownership interests in several real estate joint venture entities that were established for the purpose of developing and operating various properties in Lincoln, Nebraska. The Company does not consolidate or control these entities, and the other 50 percent owner is an unrelated third party and the developer that makes the day-to-day operating and development decisions for the various real estate development projects. During the development phase of certain projects, the developer, general contractor, or a subcontractor may select NEBCO to be a supplier of materials, and these entities may pay NEBCO directly or indirectly for such materials. The Company has no participation or input with respect to any involvement of NEBCO with such projects.

Unico Group, Inc. ("Unico"), an insurance agency of which Mr. Dunlap and Ms. Muhleisen's children own approximately 4.0%, provided real estate related insurance services to TDP during 2020. TDP paid Unico approximately $18,000 for these services during 2020.

During 2020, the Company paid approximately $4,000 to Union Title Company, LLC, a 74.0% owned subsidiary of F&M, for fees related to the Company's real estate development activity.

The Company owns Canopy Park, LLC ("Canopy Park"), an entity that was established in 2019 for the sole purpose of acquiring, developing, and owning a commercial real estate property in Lincoln, Nebraska. The Company owns 50% of Canopy Park. On October 29, 2020, Great Western Bank, as lender, received a $32.5 million promissory note from Canopy Park. The promissory note carries an interest rate of 2.1% plus one-month LIBOR and has a maturity date of November 10, 2035. Mr. Henning has served on the board of directors of Great Western Bank since August 2015.

In addition to the foregoing, from time to time, the Company, some of the Company's executive officers, and some of the members of the Company's Board of Directors invest in small or startup companies, often in the Company's local community. In some cases, executive officers of the Company may also serve as members of the Board of Directors of such companies in connection with the investment.

The Company and certain executive officers have invested a total of $2.0 million in Capricorn Healthcare and Special Opportunities, LP ("Capricorn"). Capricorn is located in Palo Alto, California and is a limited partnership that primarily invests in healthcare-related companies. As of December 31, 2020, the investors and amount invested include the Company $973,000, Mr. Dunlap $973,000, and Mr. Noordhoek $97,000.

Neither the Company, the Company's executive officers, nor members of the Company's Board of Directors, individually or in the aggregate, owns a majority interest in any of these companies. While the Company does not deem these investments to be related party transactions, the Company reports investment activity of this type to the Board of Directors.

AUDIT COMMITTEE REPORT

Report of the Board Audit Committee

The Audit Committee of the Board of Directors (the “Committee”) is responsible for the oversight of the integrity of the Company's consolidated financial statements, the Company's system of internal control over financial reporting, the Company's policy standards and guidelines for risk assessment and risk management and compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor, and the performance of the Company's internal and independent auditors. The Committee has the sole authority and responsibility to select, determine the compensation of, evaluate, and, when appropriate, replace the Company's independent auditor. The Committee, with input from management, regularly monitors the performance of the key members of the independent auditors’ team, including the lead partner. In the case of rotation of the lead partner, the Committee is involved in the selection of the new lead audit partner, and considers such factors as the individual’s professional and relevant industry experience, other current assignments, and the proximity of their office location to the Company’s headquarters. The Committee is also responsible under the Sarbanes-Oxley Act of 2002 for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee is currently comprised of four independent directors and operates under a written charter adopted by the Board, a copy of which is available at www.nelnetinvestors.com. The Board has determined that each Committee member is independent under the standards of director independence established under the Company's Corporate Governance Guidelines and the NYSE listing requirements and is also independent under applicable independence standards of the Exchange Act and the SEC rules thereunder.

The Committee serves in an oversight capacity and is not part of the Company's managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and for the report on the Company's internal control over financial reporting. The Company's independent auditor, KPMG LLP, is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility is to oversee the financial reporting process and to review and discuss management's report on the Company's internal control over financial reporting. The Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor, and the independent auditor.

The Committee held six meetings during 2020. The Committee, among other things:
•Reviewed and discussed the Company's earnings releases, Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K, including the consolidated financial statements and compliance with legal and regulatory requirements

•Reviewed and discussed, in conjunction with the Risk and Finance Committee, the Company's policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate

•Reviewed and discussed the annual plan and the scope of the work of the internal auditor for fiscal 2020 and reviewed all completed reports of the internal auditor

•Reviewed management's progress on addressing internal and certain external audit findings

•Reviewed and discussed the annual plan and scope of the work of the independent auditor

•Reviewed and discussed, in conjunction with the Compliance Committee, reports from management on the Company's policies regarding applicable consumer-oriented legal and regulatory requirements

•Met with KPMG LLP, the internal auditor, and Company management in separate executive sessions

The Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with management, the internal auditor, and KPMG LLP. The Committee reviewed and discussed the critical accounting policies and estimates as set forth in the Company's Annual Report on Form 10-K, management's annual report on the Company's internal control over financial reporting, and KPMG LLP's opinion on the effectiveness of internal control over financial reporting. The Committee also discussed with management and the internal auditor the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the processes used to support management's annual report on the Company's internal control over financial reporting.

The Committee discussed with KPMG LLP matters related to the audit of the Company's consolidated financial statements and the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”), and in connection therewith discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. This review included a discussion with management and KPMG LLP as to the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures within the Company's consolidated financial statements, including the disclosures relating to critical accounting policies.

KPMG LLP also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Committee concerning independence. The Committee discussed with KPMG LLP their independence from the Company. When considering KPMG LLP's independence, the Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements, reviews of the Company's interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company's internal control over financial reporting were compatible with maintaining their independence. The Committee also reviewed and pre-approved, among other things, the audit, audit-related, and tax services performed by KPMG LLP. For tax services, the pre-approval included discussion with KPMG concerning their independence as required by PCAOB Rule 3524 (Audit Committee Pre-approval of Certain Tax Services). The Committee received regular updates on the amount of fees and scope of audit, audit-related, and tax services provided.

Based on the Committee's review and these meetings, discussions, and reports, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2020 be included in the Company's 2020 Annual Report on Form 10-K for filing with the SEC.

The Committee has also selected KPMG LLP as the Company's independent auditor for the year ending December 31, 2021 and is presenting the selection to the shareholders for ratification.

KPMG has been the Company’s independent auditor since 1998. The Committee last went through a Request for Proposal for independent audit and non-audit services effective for the year ended December 31, 2012.
Respectfully submitted,
Thomas E. Henning, Chairman
William R. Cintani
David S. Graff
JoAnn M. Martin

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects the Company's independent registered public accounting firm. This proposal is put before the shareholders because the Board believes that it is good corporate governance practice to seek shareholder ratification of the selection of the independent registered public accounting firm. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders' vote when determining whether to continue the firm's engagement.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2021.

The affirmative vote of the majority of votes cast at the Annual Meeting is required to ratify the appointment of KPMG LLP. Unless marked to the contrary, proxies will be voted FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2021.

Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Accountant Fees and Services

Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2020 and 2019 are set forth below.

	2020	2019
Audit fees	$1,157,853	827,910
Audit-related fees	1,467,500	1,476,500
Tax fees	109,000	30,898
All other fees	1,780	1,780
Total	$2,736,133	2,337,088

Audit-related fees were for assurance and other services related to service provider compliance reports, including Service Organization Controls (SOC1) reports on the effectiveness of the Company's controls for student loan servicing and other services provided for its customers, employee benefit plan audits, agreed-upon procedures for Company-sponsored student loan securitization financings and other matters, and consultations concerning financial accounting and reporting standards.

Tax fees were for services related to tax compliance and planning.

All other fees represent the amount paid by the Company for access to an online accounting and tax reference tool.

In addition to the services and fees described above, KPMG was engaged to perform audits of and provide tax services for certain private investment funds which are managed by WRCM, for which KPMG received total fees of $85,500 and $82,500 in 2020 and 2019, respectively. Additionally, TDP Phase Three, LLC, an entity of which the Company owns 25 percent and was established for the sole purpose of developing and operating a building, engaged KPMG to perform audits in 2020 and 2019, for which KPMG received total fees of $25,000 in each respective year.

The Audit Committee's pre-approval policy with respect to audit and permitted non-audit services by the independent auditor is set forth in its charter. The Audit Committee has the sole authority to appoint, retain, and terminate the Company's independent auditor, which reports directly to the Audit Committee. The Audit Committee is directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company. All related fees and costs of the independent auditor, as determined by the Audit Committee, are paid promptly by the Company in accordance with its normal business practices. All auditing services and permitted non-audit services performed for the Company by the independent auditor, including the services for 2020 and 2019 described above, are pre-approved by the Audit Committee, subject to applicable laws, rules, and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company's Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, and the Company is therefore providing its shareholders with the opportunity to cast such an advisory vote on executive compensation at this year’s Annual Meeting as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company's executive compensation program.

Based on the results of an advisory vote on the frequency of advisory votes on executive compensation at the Company's 2017 annual meeting of shareholders, where the Board of Directors recommended and the shareholders voted in favor of holding an advisory vote on executive compensation every year, the Board of Directors determined that, until the next vote on the frequency of holding advisory votes on executive compensation, the Company will hold a shareholder advisory vote on executive compensation every year. Therefore, the next advisory vote on executive compensation will occur at the Company’s 2022 annual meeting of shareholders. Section 14A of the Exchange Act requires that at least once every six years the Company provide its shareholders with the opportunity to vote, on a nonbinding, advisory basis, on whether the frequency of future advisory votes on executive compensation will be every one, two, or three years.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's objective for its executive compensation program is to attract, motivate, develop, and retain executives who will contribute to the Company's long-term success and the creation of shareholder value. The Company seeks to accomplish this objective in a way that rewards performance and is aligned with its shareholders' long-term interests, and the Company's compensation programs are designed to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The framework and executive compensation philosophy are established by an independent People Development and Compensation Committee of the Board of Directors. The following items reflect our commitment to pay for performance and to maintain a strong executive compensation governance framework:

•Incentive plans that are based upon financial and operational goals that are reviewed annually by the People Development and Compensation Committee.

•An annual risk assessment conducted by the People Development and Compensation Committee to evaluate whether incentive programs drive behaviors that are demonstrably within the risk management parameters it deems prudent.

•A robust share ownership and retention policy.

The Compensation Discussion and Analysis and the compensation tables and disclosures provided in this Proxy Statement describe the Company's executive compensation program in more detail, and discuss the following key elements of the program:

•We pay for performance, both in setting base salaries and awarding incentives via an Executive Officers Incentive Compensation Plan. This plan is used to assess the participating Named Executive Officers’ performance based on numerous criteria, including certain financial measures such as levels of earnings, growth of assets, return on equity and assets, cash flow, market share, operating margins and operating expenses; certain service measures including performance of the Company's operating segments; employee engagement; and strategic positioning.

•Periodically, we retain external, independent compensation consultants to review the compensation levels and practices for the Named Executive Officers, compare those levels to executives in comparable positions in select industries and companies, and identify potential gaps or inconsistencies in our compensation practices.

•None of the Named Executive Officers has an employment agreement or severance arrangement. In addition, the Company generally does not provide significant perquisites, tax reimbursements, or change in control benefits to the Named Executive Officers that are not available to other employees, and we do not issue stock options.

•Each of the Named Executive Officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

The Company believes the compensation program for the Named Executive Officers is instrumental in helping the Company achieve its strong financial performance, and is asking shareholders to approve the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As an advisory vote, the vote on this proposal is not binding upon the Company, the Board of Directors, or the People Development and Compensation Committee. However, the People Development and Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Accordingly, the Company's shareholders are asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

The Board of Directors recommends a vote FOR the approval of the compensation of the Company's Named Executive Officers, as disclosed in this Proxy Statement.

OTHER SHAREHOLDER MATTERS

Householding

Under SEC rules, we are allowed to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more shareholders sharing the same address. We may do this only if the shareholders at that address share the same last name or if we reasonably believe that the shareholders are members of the same family or group. If we are sending a Notice, the envelope must contain a separate Notice for each shareholder at the shared address. Each Notice must also contain a unique control number that each shareholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each shareholder at the shared address a separate proxy card.

We believe these rules are beneficial to both our shareholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, shareholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household, please contact our agent, Broadridge, at: 1-866-540-7095, or in writing at: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will remove you from the householding program within 30 days of receipt of your request, following which you will begin receiving an individual copy of the material.

You can also contact Broadridge at the phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Other Business

On the date that this Proxy Statement was first made available to shareholders, the Board of Directors had no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the Annual Meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for 2022 Annual Meeting

Shareholder proposals intended to be presented at the 2022 Annual Meeting of Shareholders, currently scheduled for May 19, 2022, must be received at the Company's offices at 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary, on or before December 9, 2021, to be eligible for inclusion in the Company's 2022 proxy materials. The inclusion of any such proposal in such proxy materials shall be subject to the requirements of the proxy rules adopted under the Exchange Act (the “Proxy Rules”). The submission of a shareholder proposal does not guarantee that it will be included in the Company's Proxy Statement.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law, and other legal requirements and without seeking to have the proposal included in the Company's Proxy Statement pursuant to the Proxy Rules. Under the Company's Bylaws, the Secretary of the Company must receive notice of any such proposal or nominations for the Company's 2022 Annual Meeting between January 20 and February 19, 2022 (90 to 120 days before the first anniversary of this year's Annual Meeting date). The notice must contain the information required by the Company's Bylaws. A proxy may confer discretionary authority to vote on any matter at a meeting if the Company does not receive notice of the matter within the time frame described above. A copy of the Company's Bylaws is available at the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” - “Governance Documents” or is available upon request to: Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information under the captions “People Development and Compensation Committee Report” and “Audit Committee Report” (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

NELNET, INC.
ATTN: PHIL MORGAN
121 S. 13TH STREET, SUITE 100
LINCOLN, NE 68508

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NNI2021**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website, the control number that is printed in the box marked by the arrow below available, and follow the instructions.

If you wish to exercise cumulative voting rights in the election of directors, you must vote in person or by mail.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D33144-P51256

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NELNET, INC.

The Board of Directors recommends you vote FOR each of the nominees in proposal 1, and FOR proposals 2 and 3:

1. Election of three Class I directors for three-year terms.

Nominees:	**For**	**Against**	**Abstain**
1a. Michael S. Dunlap	☐	☐	☐
1b. Preeta D. Bansal	☐	☐	☐
1c. JoAnn M. Martin	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2021.	☐	☐	☐
3. Advisory approval of the Company's executive compensation.	☐	☐	☐

Note: The proxies are authorized to vote in their discretion on such other matters that may properly come before the meeting or any adjournment thereof.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right and then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THIS PROXY FOR PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Shareholder Letter, and Form 10-K are available at www.proxyvote.com.

D33145-P51256

NELNET, INC.
Annual Meeting of Shareholders
May 20, 2021 8:30 a.m., Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael S. Dunlap and William J. Munn, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Nelnet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Nelnet, Inc., to be held on May 20, 2021 at 8:30 a.m. Central Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING. AS OF THE DATE OF THE ACCOMPANYING PROXY STATEMENT, NELNET MANAGEMENT DID NOT KNOW OF ANY OTHER MATTERS TO BE PRESENTED AT THE MEETING. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF NELNET MANAGEMENT.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side